UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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HUBBELL INCORPORATED
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 4, 2009
ANNUAL MEETING OF SHAREHOLDERS To be held May 4, 2009
VOTING RIGHTS AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
RATIFICATION OF THE SELECTION OF AND RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
GENERAL
SHAREHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

HUBBELL INCORPORATED
584 Derby Milford Road, Orange, Connecticut 06477

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 4, 2009

To the Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders of Hubbell Incorporated (the “Company”) will be held at the principal executive offices of the Company, 584 Derby Milford Road, Orange, Connecticut 06477, on Monday, May 4, 2009 at 9:00 A.M. local time for the purpose of considering and acting upon the following proposals:

1.  Election of the following persons to serve as Directors of the Company for the ensuing year, until the next Annual Meeting of Shareholders of the Company and until their respective successors have been duly elected and qualified.

E. Richard Brooks George W. Edwards, Jr. Andrew McNally IV	Daniel S. Van Riper Richard J. Swift Anthony J. Guzzi	Joel S. Hoffman G. Jackson Ratcliffe Timothy H. Powers

2.  The ratification of the selection of independent registered public accountants to examine the annual financial statements for the Company for the year 2009.

3.  The transaction of such other business as may properly come before the meeting and any adjournments thereof.

Accompanying this Notice of Annual Meeting is a form of proxy and a proxy statement. Copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 have been mailed under separate cover to all shareholders.

IMPORTANT:  It is important that your shares be represented at this meeting. Therefore, please fill in, date, and sign the enclosed proxy and mail it promptly in the enclosed postage-paid envelope, vote electronically using the Internet or use the telephone voting procedures, as described on the enclosed proxy card.

The Board of Directors has fixed the close of business on March 6, 2009 as the record date for the determination of shareholders entitled to notice of and to vote at such meeting and any adjournments thereof. The transfer books will not be closed.

By order of the Board of Directors

Richard W. Davies
Vice President,
General Counsel and
Secretary

Dated: March 16, 2009

HUBBELL INCORPORATED

PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
To be held May 4, 2009

The accompanying proxy is solicited by and on behalf of the Board of Directors of Hubbell Incorporated, a Connecticut corporation (the “Company”), to be voted at its Annual Meeting of Shareholders to be held at the principal executive offices of the Company, 584 Derby Milford Road, Orange, Connecticut 06477, on Monday, May 4, 2009 at 9:00 A.M. local time, and any adjournments thereof. Commencing on or about March 19, 2009, copies of this Proxy Statement and the proxy form are being mailed to all shareholders. Copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 have been mailed under separate cover to all shareholders.

Any shareholder executing a proxy may revoke it at any time prior to its use. The Company will treat any duly executed proxy as not revoked until it receives a duly executed instrument revoking it, or a duly executed proxy bearing a later date or, in the case of death or incapacity of the person executing the same, written notice thereof. If you vote your shares using the Internet website or the telephone voting procedures, you may revoke your prior Internet or telephone vote by recording a different vote on the Internet website or using the telephone voting procedures, or by signing and returning a duly executed proxy bearing a later date than your last Internet or telephone vote. A proxy also may be revoked by voting by ballot at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be Held on May 4, 2009

The Company’s Proxy Statement and Annual Report on Form 10-K are available at
http://bnymellon.mobular.net/bnymellon/HUB.

The following proxy materials are available for you to review at http://bnymellon.mobular.net/bnymellon/HUB:

•	the Company’s 2009 Proxy Statement;

•	the proxy card;

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008; and

•	any amendments to the foregoing materials that are required to be furnished to shareholders.

If you would like to access your Proxy Statement and Annual Report electronically in the future, in lieu of receiving paper copies, you may do so by signing up for electronic delivery of these documents online at http://www.proxyvoting.com/hub or choosing this option by following the appropriate instructions when you vote by telephone or by marking the appropriate box on your proxy card.

At the meeting, shareholders will be asked to consider and act upon the following proposals:

1. Election of the following persons to serve as Directors of the Company for the ensuing year, until the next Annual Meeting of Shareholders of the Company and until their respective successors have been duly elected and qualified.

E. Richard Brooks	Daniel S. Van Riper	Joel S. Hoffman
George W. Edwards, Jr.	Richard J. Swift	G. Jackson Ratcliffe
Andrew McNally IV	Anthony J. Guzzi	Timothy H. Powers

2. The ratification of the selection of independent registered public accountants to examine the annual financial statements for the Company for the year 2009.

3. The transaction of such other business as may properly come before the meeting and any adjournments thereof.

Unless otherwise directed, the persons named in the accompanying form of proxy intend to vote all proxies received by them in favor of (1) the election of the nominees to the Board named herein, and (2) the ratification of the selection of independent registered public accountants. All proxies will be voted as specified. The Board of Directors recommends shareholders to vote FOR proposals 1 and 2.

Management does not intend to present any business at the meeting other than that set forth in the accompanying Notice of Annual Meeting, and it has no information that others will do so. If other matters requiring the vote of the shareholders properly come before the meeting and any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their judgment on such matters.

Directions to attend the Annual Meeting where you may vote in person can be found on our website, www.hubbell.com, in the Investor Relations section. The content of the Company’s website is not incorporated by reference into, or considered to be a part of, this Proxy Statement.

VOTING RIGHTS AND SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The record date for the determination of shareholders entitled to vote at the meeting is the close of business on March 6, 2009. On March 6, 2009, the Company had outstanding 7,167,506 shares of Class A Common Stock, par value $.01 per share, and 49,226,614 shares of Class B Common Stock, par value $.01 per share, and no other voting securities. Each share of Class A Common Stock is entitled to twenty votes and each share of Class B Common Stock is entitled to one vote. The vote required for each proposal to be acted upon at this meeting is set forth in the description of that proposal.

The following table sets forth as of March 6, 2009, or such other date as indicated in the table or the notes thereto, each of the persons known to the Company to own beneficially shares representing more than 5% of any class of the Company’s outstanding voting securities, with the percent of class stated therein being based upon the outstanding shares on March 6, 2009.

		Amount and
		Nature of
	Name and Address of	Beneficial		Percent
Title of Class	Beneficial Owner	Ownership		of Class

Class A Common Stock	Andrew McNally IV, G. J. Ratcliffe, and Richard W. Davies, as trustees under a Trust Indenture dated September 2, 1957 made by Louie E. Roche (the “Roche Trust”), c/o Hubbell Incorporated, 584 Derby MilfordRoad, Orange, Connecticut 06477	2,078,020	(1)(2)(4)	28.99%
Class A Common Stock	Andrew McNally IV, G. J. Ratcliffe, and Richard W. Davies, as trustees under a Trust Indenture dated August 23, 1957 made by Harvey Hubbell (the “Hubbell Trust”), c/o Hubbell Incorporated, 584 Derby Milford Road, Orange, Connecticut 06477	1,410,440	(2)(3)(4)	19.68
Class A Common Stock	Adage Capital Partners, L.P.	575,390	(5)	8.03
	Adage Capital Partners GP, L.L.C.
	Adage Capital Advisors, L.L.C.
	Phillip Gross
	Robert Atchinson 200 Clarendon Street 52nd Floor Boston, Massachusetts 02116
Class B Common Stock	Barclays Global Investors, NA	3,839,198	(6)	7.80
	Barclays Global Fund Advisors 400 Howard Street San Francisco, CA 94105

		Amount and
		Nature of
	Name and Address of	Beneficial		Percent
Title of Class	Beneficial Owner	Ownership		of Class

	Barclays Global Investors, LTD Murray House 1 Royal Mint Court London, E7C3N 4HH
	Barclays Global Investors Japan Limited Ebisu Prime Square Tower 8th Floor 1-1-39 Hiroo Shibuya-Ku Tokyo, 150-8402 Japan
	Barclays Global Investors Canada Limited Brookfield Place 161 Bay Street, Suite 2500 Toronto, Canada Ontario M5J 2S1
	Barclays Global Investors Australia Limited Level 43, Grosvenor Place 225 George Street Sydney, Australia NSW 1220
	Barclays Global Investors (Deutschland) AG Apianstrasse 6 Unterfohring, Germany D-85774
Class B Common Stock	Capital World Investors The Income Fund of America, Inc. 333 South Hope Street Los Angeles, California 90071	3,422,100	(7)	6.95

(1) The beneficiaries of such trust are the issue of Harvey Hubbell and their spouses.

(2) The Trust Indenture requires that, so long as no bank or trust company is acting as a trustee, there shall be three individuals acting as trustees, each of whom, so long as any securities of the Company are held by the trust, must be an officer or Director of the Company. The Trust Indenture provides that successor trustees are to be appointed by the trustees then in office. The trustees have shared voting and investment power with respect to the securities of the Company held in such trust.

(3) The beneficiaries of such trust are the issue of Harvey Hubbell.

(4) In addition, Messrs. McNally, Ratcliffe, and Davies beneficially own shares of the Company’s Common Stock as set forth in the table below. Mr. Davies holds unexercised options for the purchase of the Company’s Class B Common Stock under the Company’s Stock Option Plan for Key Employees (“Option Plan”), and unexercised stock appreciation rights (“SARs”) for the purchase of the Company’s Class B Common Stock under the Company’s 2005 Incentive Award Plan (together with the Option Plan, the “LTI Plans”) (see the table captioned “Outstanding Equity Awards at Fiscal Year End” on page 32).

(5) The Company has received a copy of Schedule 13G, as amended, as filed with the Securities and Exchange Commission (“SEC”) on February 17, 2009 by Adage Capital Partners, L.P. (“ACP”), Adage Capital Partners GP, L.L.C. (“ACPGP”), a general partner of ACP, Adage Capital Advisors, L.L.C. (“ACA”), as managing member of ACPGP and general partner of ACP, Phillip Gross, as managing member of ACA and ACPGP and general partner of ACP, and Robert Atchinson, as managing member of ACA and ACPGP, and general partner of ACP, and collectively, the “Reporting Persons”, reporting ownership of these shares as of February 17, 2009. According to the Schedule 13G, the Reporting Persons have shared voting and dispositive power as to these shares.

(6) The Company has received a copy of Schedule 13G as filed with the SEC on February 5, 2009 by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, LTD, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited, and Barclays Global Investors (Deutschland) AG reporting ownership of these shares as of December 31, 2008. As reported in said Schedule 13G, Barclays Global Investors, NA has sole voting power for 1,219,634 and sole dispositive power for 1,498,085 of such shares; Barclays Global Fund Advisors has sole voting power for 1,966,353 and sole dispositive power for 2,283,248 of such shares; Barclays Global Investors, LTD has sole voting power for 1,686 and sole dispositive power for 39,971 of such shares; Barclays Global Investors Japan Limited has sole voting power and sole dispositive power for 10,358 of such shares; Barclays Global Investors Canada Limited has sole voting power and sole dispositive power for 1,773 of such shares; and Barclays Global Investors Australia Limited has sole voting power and sole dispositive power for 5,763 of such shares. According to the Schedule 13G, the shares reported are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

(7) The Company has received a copy of Schedule 13G, as amended, as filed with the SEC on February 13, 2009 by Capital World Investors (“Capital World”) and The Income Fund of America, Inc. (“Income Fund”) reporting ownership of these shares as of December 31, 2008. As reported in said Schedule 13G, Capital Research and Management Company (“CRMC”) manages equity assets for various investment companies through two divisions, including Capital World. Capital World is deemed to be the beneficial owner of 3,422,100 shares of Class B Common Stock as a result of CRMC acting as investment advisor to various companies registered under Section 8 of the Investment Company Act of 1940. Capital World has sole dispositive power for all of such shares and sole voting power for 250,000 of such shares, and Income Fund, which is advised by CRMC, has sole voting power for 3,272,100 of such shares.

The following table sets forth as of March 6, 2009, the equity securities of the Company beneficially owned by each of the Directors and the Chief Executive Officer, Chief Financial Officer and three other most highly paid executive officers, referred to as the “named executive officers” of the Company, and by all Directors and executive officers of the Company as a group:

		Amount and
		Nature of
		Beneficial		Percent
Name	Title of Class	Ownership(1)		of Class

E. Richard Brooks	Class A Common	864	(2)	0.01%
	Class B Common	1,869	(2)(3)	—
George W. Edwards, Jr.	Class A Common	1,000		0.01
	Class B Common	33,909	(3)	0.07
Anthony J. Guzzi	Class B Common	2,400	(2)(3)	—
Joel S. Hoffman	Class A Common	3,821	(2)	0.05
	Class B Common	22,617	(2)(3)	0.05
Andrew McNally IV	Class A Common	3,490,891	(5)	48.70
	Class B Common	78,613	(3)	0.16
Daniel J. Meyer	Class B Common	2,526	(2)(3)	0.01
G. Jackson Ratcliffe	Class A Common	3,571,682	(5)	49.83
	Class B Common	285,020	(3)	0.58
Richard J. Swift.	Class B Common	2,800	(2)(3)	0.01
Daniel S. Van Riper	Class A Common	1,000	(2)	0.01
	Class B Common	12,574	(2)(3)	0.03
Timothy H. Powers	Class A Common	106,304	(6)	1.48
	Class B Common	1,016,008	(4)(7)(8)	2.06
David G. Nord	Class A Common	106,304	(6)	1.48
	Class B Common	106,318	(4)(7)	0.22
Richard W. Davies	Class A Common	3,512,904	(5)(11)	49.01
	Class B Common	206,411	(4)(11)	0.42
Scott H. Muse	Class B Common	144,239	(4)	0.29
Gary N. Amato	Class B Common	94,832	(4)	0.19
All Directors and executive officers as a group (18 persons)	Class A Common	3,928,513	(2)(5)(6)(9)(11)	54.81
	Class B Common	2,487,352	(2)(3)(4)(7)(8)(10)(11)	5.05

(1)	The figures in the table and notes thereto represent beneficial ownership and sole voting and investment power except where indicated and include the following shares of Class B Common Stock obtainable within sixty days of March 6, 2009 by the exercise of stock options and SARs pursuant to the Company’s LTI Plans: Mr. Powers — 869,856 shares, Mr. Nord — 49,785 shares, Mr. Davies — 151,924 shares, Mr. Muse — 128,470 shares, and Mr. Amato — 76,607 shares; and all executive officers as a group — 1,593,497 shares.

(2)	Does not include stock units (each stock unit consisting of one share each of Class A Common Stock and Class B Common Stock) credited to and held under the Company’s Deferred Compensation Plan for Directors (“Deferred Plan for Directors”) for those Directors who are not employees of the Company, as discussed below under the section entitled “Compensation of Directors” on page 43. As of March 6, 2009, the following stock units have been credited under the Deferred Plan for Directors: Mr. Brooks — 9,393 stock units, Mr. Guzzi — 2,891 stock units, Mr. Hoffman — 10,146 stock units, Mr. Meyer — 13,145 stock units, Mr. Swift — 3,264 stock units, and Mr. Van Riper — 409 stock units.

(3)	Includes 750 shares of Class B Common Stock granted as restricted stock under the 2005 Incentive Award Plan on May 5, 2008 which are subject to forfeiture if the Director’s service terminates (other than by reason of death) prior to the date of the regularly scheduled 2009 Annual Meeting of Shareholders.

(4)	Includes the following shares of Class B Common Stock granted as restricted stock under the 2005 Incentive Award Plan which are subject to vesting and forfeiture in equal annual installments over a period of three years: Mr. Powers — 28,514, Mr. Nord — 7,538, Mr. Davies — 581, Mr. Muse — 6,351, and Mr. Amato — 4,931; and all executive officers as a group — 60,213 shares.

(5)	Includes 2,078,020 shares of Class A Common Stock owned by the Roche Trust of which Messrs. McNally, Ratcliffe, and Davies are co-trustees and have shared voting and investment power; and 1,410,440 shares of Class A Common Stock owned by the Hubbell Trust of which Messrs. McNally, Ratcliffe, and Davies are co-trustees and have shared voting and investment power.

(6)	Includes 106,304 shares of Class A Common Stock held by The Harvey Hubbell Foundation of which Messrs. Powers, Nord, and one corporate officer are co-trustees and have shared voting and investment power.

(7)	Includes 29,358 shares of Class B Common Stock held by The Harvey Hubbell Foundation of which Messrs. Powers, Nord, and one corporate officer are co-trustees and have shared voting and investment power.

(8)	Includes 500 shares of Class B Common Stock owned by Mr. Powers’ wife.

(9)	Includes 212,264 shares of Class A Common Stock held by the Company’s Pension Trust the voting and investment powers over which are controlled by a Retirement Committee of which James H. Biggart, Vice President and Treasurer, two corporate officers, and one employee of the Company are co-members and have shared voting and investment power.

(10)	Includes 130,912 shares of Class B Common Stock held by the Company’s Pension Trust the voting and investment powers over which are controlled by a Retirement Committee of which Mr. Biggart, two corporate officers, and one employee of the Company are co-members and have shared voting and investment power.

(11)	Includes 50 shares of Class A Common Stock and 2,620 shares of Class B Common Stock owned by Mr. Davies’ adult son, as to which Mr. Davies disclaims beneficial ownership.

ELECTION OF DIRECTORS

The Company’s By-Laws provide that the Board of Directors shall consist of not less than three nor more than twelve Directors who shall be elected annually by the shareholders. The Board has fixed the number of Directors at nine as of the Annual Meeting of Shareholders, and the following persons are proposed by the Board, on recommendation of the Nominating and Corporate Governance Committee, as Directors of the Company to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified. In the event that any of the nominees for Directors should become unavailable, it is intended that the shares represented by the proxies will be voted for such substitute nominees as may be nominated by the Board of Directors, unless the number of Directors constituting a full Board of Directors is reduced. Each of the nominees below was elected as a Director by the shareholders of the Company. Mr. Meyer is retiring as a Director of the Company in accordance with the Company’s Corporate Governance Guidelines (the “Guidelines”) after serving the Company’s shareholders in that capacity since 1989, and therefore is not standing for re-election. Directors are elected by plurality vote. Abstentions and broker non-votes will not be counted for the purposes of the election of Directors.

			Year First
			Became a
Name	Age(1)	Principal Occupation	Director

Timothy H. Powers	60	Chairman of the Board, President, and Chief Executive Officer of the Company, since 2004; President and Chief Executive Officer, 2001-2004. Director of MeadWestvaco Corporation.	2001
G. Jackson Ratcliffe	72	Chairman of the Board of the Company, 1987-2004; Chairman of the Board, President and Chief Executive Officer, 1988-2001. Director of Sunoco, Inc.	1980
E. Richard Brooks	71	Chairman and Chief Executive Officer of Central and South West Corporation (utility holding company), 1990-2000. Director of American Electric Power Company, Inc. and Baylor Health Care System.	1993
George W. Edwards, Jr	69	President and Chief Executive Officer of The Kansas City Southern Railway Company (railroad), 1991-1995. Director of El Paso Electric Company.	1990
Joel S. Hoffman	70	Partner of Simpson Thacher & Bartlett LLP, a New York City law firm, 1971-1999.	1989
Andrew McNally IV	69	Senior Advisor, Hammond, Kennedy, Whitney & Company (merchant banking), since 2007; Partner, 1998-2006. Member, McNally Investments (merchant banking), since 2005. Chairman and Chief Executive Officer of Rand McNally & Company (printing, publishing and map-making), 1993-1997.	1980

			Year First
			Became a
Name	Age(1)	Principal Occupation	Director

Richard J. Swift	64	Chairman of the Financial Accounting Standards Advisory Council, 2002-2006. Chairman, President and Chief Executive Officer of Foster Wheeler Ltd. (design, engineering, construction and other services), 1994-2001. Director of Ingersoll-Rand Company Ltd., Kaman Corporation, Public Service Enterprise Group Incorporated and CVS Corporation.	2003
Daniel S. Van Riper	68	Independent Financial Consultant, since 2003. Senior Vice President and Chief Financial Officer, Sealed Air Corporation (packaging materials and systems), 1998-2002; Special Advisor, 2002-2005. Director of 3D Systems Corporation.	2003
Anthony J. Guzzi	45	President and Chief Operating Officer of EMCOR Group, Inc. (mechanical, electrical construction and facilities services), since 2004. President, North American Distribution and Aftermarket, Carrier Corporation, a subsidiary of United Technologies, 2001-2004; President, Commercial Systems and Services, 2001.	2006

(1) As of March 6, 2009.

Corporate Governance

The Board of Directors has adopted the Company’s Guidelines with respect to significant corporate governance issues. These Guidelines cover such issues as the composition of the Board and Board Committees, Board and Board Committee meetings, leadership development, including succession planning, Board responsibilities and compensation, and Director independence. The Guidelines may be viewed on the Company’s website at www.hubbell.com and are available free of charge to any shareholder who submits a written request to the Secretary of the Company.

The Board of Directors of the Company met eleven times during the year ended December 31, 2008. During 2008, no Director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of Committees of which the Director was a member. Board members are expected to attend the Company’s annual meetings of shareholders. All of the Company’s Directors were in attendance at the Company’s May 5, 2008 Annual Meeting of Shareholders.

Director Independence

The Company’s Guidelines indicate that the Board shall be comprised of a majority of independent Directors. Each year the Nominating and Corporate Governance Committee reviews all relationships between Directors and the Company and its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries) in accordance with the objective criteria of independence set forth by the New York Stock Exchange (“NYSE”) and the SEC and considers whether any relationship, individually or in the aggregate, is material and has impaired or may impair a Director’s exercise of independent judgment. The Nominating and Corporate Governance Committee also reviews a summary of the answers to annual questionnaires completed by each of the Directors, a report of transactions with Director-affiliated entities, Code of Ethics certifications (described below), the status of complaints filed with the Company’s confidential communication hotline, and a review of Company donations to charitable organizations (noting that The Harvey Hubbell Foundation Educational Matching Gifts Program is available to all Directors, officers and employees and matches gifts up to a maximum of $4,000 of eligible gifts made by an individual in any single calendar year). Following review and discussion, the Nominating and Corporate Governance Committee and the Company’s Vice President, General Counsel and Secretary, provide the results of this analysis and supporting information to the Board of Directors.

In evaluating and determining the independence of the Directors, the Nominating and Corporate Governance Committee considered that Messrs. Brooks, Edwards, Meyer, Swift and Van Riper serve as directors of other companies, and that Mr. Guzzi is president and chief operating officer of a company, that in the ordinary course of business, directly or through a subsidiary, purchases goods from or supplies goods to the Company, one of its subsidiaries, or an authorized Company distributor. The Nominating and Corporate Governance Committee considered the dollar amounts of transactions and any related arrangements between the Company and any of the applicable customers or suppliers under NYSE guidelines, and determined that all were below the amount required for disclosure of related party transactions under the federal securities laws, and none otherwise impaired the applicable Director’s independence. In addition, the Nominating and Corporate Governance Committee considered Mr. Ratcliffe’s prior service to the Company as President and Chief Executive Officer ending in 2001, as Chairman of the Board and as a consultant each ending in 2004, and the fact that he no longer had any relationship with the Company except as a Director, and determined that, in addition to meeting the NYSE “bright line” test for independence with respect to such prior service to the Company, such prior service did not otherwise impair his independence.

As a result of this review, the Board has determined that the following Directors are independent in accordance with applicable law and the NYSE rules: Mr. E. Richard Brooks, Mr. George W. Edwards, Jr., Mr. Anthony J. Guzzi, Mr. Joel S. Hoffman, Mr. Andrew McNally IV, Mr. Daniel J. Meyer, Mr. G. Jackson Ratcliffe, Mr. Daniel S. Van Riper, and Mr. Richard J. Swift; and that Mr. Timothy H. Powers is not independent. Mr. Powers is not considered an independent outside Director because of his employment as Chairman of the Board, President and Chief Executive Officer of the Company. In determining the nominees for election as Directors at the 2009 Annual Meeting of Shareholders, the Nominating and Corporate Governance Committee noted that the Company’s Corporate Governance Guidelines provide that upon reaching age 72 a director shall not thereafter stand for re-election unless the Board, based upon the recommendation of the Nominating and Corporate Governance Committee, makes an exception to this standard as deemed appropriate in the interests of the Company’s shareholders. Mr. Ratcliffe had reached the age of 72 in March 2008 and the Committee had determined that a waiver of the guideline was appropriate in Mr. Ratcliffe’s case in light of his extensive managerial experience and deep knowledge of the Company’s businesses. The Committee determined that waiver of the guideline continued to be appropriate for Mr. Ratcliffe in connection with the 2009 election of Directors.

Code of Ethics

The Company has a Conflicts of Interest Policy, Business Ethics Policy and Use of Undisclosed Information Statement (“Code of Ethics”), which is the Company’s “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. The Code of Ethics can be viewed on the Company’s website at www.hubbell.com and is available free of charge to any shareholder who submits a written request to the Secretary of the Company. The Company requires all officers and Directors to certify compliance with the Code of Ethics and complete a Code of Ethics training course on an annual basis. Waivers to the Code of Ethics as to officers and Directors may be made only by the Company’s Board of Directors or an appropriate committee of the Board of Directors, and will be promptly disclosed to Company shareholders through the Company’s website.

Lead Director

The Board of Directors has established a Lead Director position, which rotates annually among the chairs of the Board Committees, as detailed in the Guidelines, immediately following the Company’s annual meeting. The Lead Director coordinates the activities of the Directors who are not Company officers (including those who are not independent by virtue of a material relationship, former status or family membership, or for any other reason) (collectively, the “Non-Management Directors”), coordinates the agenda for and chairs sessions of the Non-Management Directors, and facilitates communications between the Non-Management Directors and the other members of the Board of Directors and the management of the Company. Currently, Mr. Meyer is the Lead Director and he is expected to hold this position through the Company’s 2009 Annual Meeting of Shareholders.

Communications with Directors

Shareholders and interested parties may communicate with either the Company’s Lead Director or with the Non-Management Directors as a group by using any of the following methods: (a) via Listen Up confidential communication: (i) electronically at http://www.listenupreports.com; (ii) fax to 1-312-635-1501; (iii) toll free to 1-888-789-6627; or (iv) by mail to Listen Up Reports, P.O. Box 274, Highland Park, Illinois 60035; or (b) by writing to: Board of Directors, c/o Richard W. Davies, Vice President, General Counsel and Secretary, Hubbell Incorporated, 584 Derby Milford Road, Orange, Connecticut 06477. Such communications will be distributed to the specific Director(s) requested by the shareholder or, if generally to the Board, to other members of the Board as may be appropriate depending on the material outlined in the shareholder communication. For example, if a communication relates to accounting, internal accounting controls, or auditing matters, the communication will be forwarded to the Chairman of the Audit Committee.

Board Committees

The Board of Directors has Audit, Compensation, Executive, Finance, and Nominating and Corporate Governance Committees. The principal responsibilities of each of these committees is described generally below, and in detail in their respective Committee Charters. The Charter for each of the Company’s (i) Audit Committee, (ii) Compensation Committee, (iii) Finance Committee, and (iv) Nominating and Corporate Governance Committee are available on the Company’s website at www.hubbell.com. The Charter for the Executive Committee is incorporated into Article III, Section 1, of the Company’s By-Laws which are also posted on the Company’s website. Copies of the Charters and By-Laws are also available free of charge to any shareholder who submits a written request to the Secretary of the Company.

Audit Committee

Messrs. Brooks, Guzzi, Hoffman, Meyer, Swift and Van Riper serve as members of the Audit Committee, with Mr. Meyer as Chairman. The Audit Committee consists of members who are “independent” as defined in the current NYSE listing standards and regulations adopted by the SEC under the federal securities laws. The Audit Committee appoints independent registered public accountants to serve as auditors for the following year, subject to ratification by the shareholders at the annual meeting; meets periodically with the independent registered public accountants, internal auditors, and appropriate personnel responsible for the management of the Company and subsidiary companies concerning the adequacy of internal controls and the objectivity of the financial reporting of the Company; reviews and oversees the independence of the Company’s independent registered public accountants; reviews and discusses the Company’s internal audit function and its personnel; pre-approves the hiring of the independent registered public accountants for audit and non-audit services; and reviews and approves the scope of the audit and fees for the audit and non-audit services performed by the independent registered public accountants. The independent registered public accountants and the Company’s management and internal auditors each meet alone with the Audit Committee several times during the year and have access at any time to the Audit Committee. The Board of Directors has determined, in its business judgment, that each member of the Audit Committee is financially literate, at least one member of the Audit Committee meets the NYSE standard of having accounting or related financial management expertise and that Messrs. Meyer, Swift and Van Riper each meet the SEC criteria of an “audit committee financial expert”. The Audit Committee met nine times in 2008.

Executive Committee

Messrs. Edwards, Hoffman, McNally, Powers, and Ratcliffe serve as members of the Executive Committee, with Mr. Ratcliffe as Chairman. The Executive Committee meets during intervals between meetings of the Board of Directors and may exercise all the powers of the Board of Directors in the management of the business, and properties and affairs of the Company, except certain powers set forth in the By-Laws of the Company. The Executive Committee met one time in 2008.

Compensation Committee

Messrs. Edwards, McNally, Swift, and Van Riper serve as members of the Compensation Committee, with Mr. Edwards as Chairman. The Compensation Committee consists of Directors who are “independent” as defined in the current NYSE listing standards and regulations adopted by the SEC under the federal securities laws. The Compensation Committee conducts an annual appraisal of the performance of the Chief Executive Officer and determines the compensation (base salary plus additional compensation and benefits) of the Chief Executive Officer. After consultation with the Chief Executive Officer and the Chairman of the Board of Directors, the Compensation Committee also determines the compensation of other members of the Company’s key management group. The Compensation Committee evaluates the performance of the Chairman of the Board of Directors; determines equity grants under the Company’s 2005 Incentive Award Plan; recommends (for approval) to the Board of Directors pension changes, and other significant benefits or perquisites; and reviews the members of the Company’s key management group and plans for the development of qualified candidates, and reports to the Board of Directors annually. The Compensation Committee met four times in 2008.

Finance Committee

Messrs. Edwards, McNally, Powers, and Ratcliffe serve as members of the Finance Committee, with Mr. McNally as Chairman. The Finance Committee recommends to the Board of Directors of the Company proposals concerning long- and short-term financing, material divestments and acquisitions, cash and stock dividend policies, programs to repurchase the Company’s stock, stock splits, and other proposed changes in the Company’s capital structure; periodically reviews the Company’s capital expenditure policy and recommends changes to the Board of Directors, where appropriate, and, when requested by the Board of Directors, reviews and makes recommendations to the Board of Directors with respect to proposals concerning major capital expenditures and leasing arrangements; monitors the Company’s effective tax rate and related tax matters; reviews annually the Company’s insurance programs and their adequacy to protect against major losses and liabilities; reviews and monitors the administration and asset management of the Company’s employee benefit plans, including the selection of investment and other advisors, the allocation of assets between fixed income and equity, the performance of plan investment managers and pension plan contributions; and reviews and monitors the administration of the Company’s cash and investment portfolios, including the Company’s investment guideline policies. The Finance Committee met four times in 2008.

Nominating and Corporate Governance Committee

Messrs. Brooks, Guzzi, Hoffman, and Meyer serve as members of the Nominating and Corporate Governance Committee, with Mr. Brooks as Chairman. The Nominating and Corporate Governance Committee consists of Directors who are “independent” as defined in the current NYSE listing standards and regulations adopted by the SEC under the federal securities laws. The Nominating and Corporate Governance Committee assists the Board of Directors in fulfilling its responsibilities by identifying individuals qualified to become Board members; recommending Director nominees to be elected at the next annual meeting of shareholders or appointed by the Board of Directors to fill vacancies on the Board; reviewing and recommending (for approval) to the Board of Directors compensation for service on the Board of Directors and its various committees, policies governing retirement from the Board of Directors, and individuals to serve as the Company’s officers and members of the various committees of the Board of Directors; reviewing and recommending to the Board (for approval) changes proposed by the Chairman of the Board and the Chief Executive Officer pertaining to the structure and appointment of the Company’s officers; and developing and recommending to the Board of Directors the adoption, or amendment, of the Guidelines and principles applicable to the Company. The Nominating and Corporate Governance Committee met three times in 2008.

Director Nominations

As set forth in the Guidelines, the Board’s Nominating and Corporate Governance Committee works with the Board on an annual basis to determine the size of the Board and the appropriate characteristics, skills and experience for the Board and its individual members. The Committee recommends to the Board candidates for Board membership in accordance with the Guidelines and the selection criteria outlined in its Charter. In evaluating suitability to the Board, the Committee considers candidates on the basis of their ability to make independent analytical inquiries; general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment; educational and professional background; experience in corporate governance (such as an officer or a former officer of a publicly held corporation); experience in the

Company’s industry; experience as a board member of another publicly held corporation; and academic expertise in an area of the Company’s operations. Candidates are assessed on the basis of their qualifications, experience, skills and ability to enhance shareholder value, without regard to gender, race, color, national origin, or other protected status. The Nominating and Corporate Governance Committee and the Board evaluate each candidate in the context of the Board as a whole. The objective is to assemble a Board with diverse experience in these various areas that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound judgment.

In searching for qualified Director candidates for election to the Board and to fill vacancies on the Board, the Board solicits current Directors for the names of potentially qualified candidates and may ask Directors to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates and will consider suggestions from shareholders for nominees for election as Directors and evaluate such suggested nominees on the same terms as candidates identified by Directors, outside advisors or search firms selected by the Nominating and Corporate Governance Committee.

Any shareholder who intends to propose a candidate to the Nominating and Corporate Governance Committee for nomination as a Director should deliver written notice to the Secretary of the Company with the following information: (a) the nominee’s biographical data (including business experience, service on other boards, and academic credentials), (b) all transactions and relationships, if any, between the nominating shareholder or such nominee, on the one hand, and the Company or its management, on the other hand, as well as any relationships or arrangements, if any, between the nominating shareholder and the nominee and any other transactions or relationships of which the Board of Directors should be aware in order to evaluate such nominee’s potential independence as a Director, (c) detailing whether the nominee or the nominating shareholder is involved in any on-going litigation adverse to the Company or is associated with an entity which is engaged in such litigation and (d) whether the nominee or any company for which the nominee serves or has served as an officer or director is, or has been, the subject of any bankruptcy, SEC or criminal proceedings or investigations, any civil proceedings or investigations related to fraud, accounting or financial misconduct, or any other material civil proceedings or investigations. The notice must also contain a written consent confirming the nominee’s (a) consent to be nominated and named in the Company’s proxy statement and, if elected, to serve as a Director of the Company and (b) agreement to be interviewed by the Nominating and Corporate Governance Committee and submit additional information if requested to do so. Any such notice should be delivered to the Company sufficiently in advance of the Company’s annual meeting to permit the Nominating and Corporate Governance Committee to complete its review in a timely fashion.

Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates. Candidate(s) who appear to be suitable based upon their qualifications and the Board’s needs are then interviewed by the independent Directors and executive management. Candidates may be asked to submit additional information to the Company, after which the Nominating and Corporate Governance Committee makes its recommendation to the Board. If the Board approves the recommendation, the recommended candidate is nominated for election by the Company’s shareholders or the candidate is appointed by the Board to fill a vacancy on the Board.

Shareholder Nominations for Director

The Company’s By-Laws contain time limitations, procedures and requirements relating to direct nominations of Directors by shareholders of record. Any such shareholder who intends to bring before an annual meeting of shareholders any nomination for Director must deliver written notice to the Secretary of the Company. This notice must make certain representations, provide specified consents, and set forth specified information with respect to the shareholder and the nominee, including, without limitation, information as would be required under applicable securities law and SEC regulations in a proxy statement used to solicit proxies for the nominee. In general, the notice must be delivered not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year’s annual meeting (or, if the date of the 2010 Annual Meeting of Shareholders is more than twenty days before or more than seventy days after May 4, 2010, notice by the shareholder must be so delivered not earlier than ninety days prior to the meeting and not later than seventy days prior to the meeting or the tenth day following the date on which public disclosure of the date of the meeting is first made by the Company). If, however, the number of Directors to be elected at the 2010 Annual Meeting of Shareholders is increased and there is no public announcement by the Company naming all of the nominees for Director or specifying the size of the increased Board of Directors at least eighty days prior to May 4, 2010, notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary of the Company not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company. The Company’s By-Laws can be viewed on its website at www.hubbell.com.

COMPENSATION DISCUSSION AND ANALYSIS

Overview/Philosophy

The total direct compensation package for the Company’s executives is made up of three elements:

•	base salary,

•	a short-term cash-based incentive program tied to achievements of designated performance objectives, and

•	a long-term incentive program in the form of equity-based compensation.

Executives also receive indirect compensation through employee benefit plans, perquisites and severance protection.

Accordingly, the total compensation set forth in the Summary Compensation Table, consists of both variable (annual short-term and long-term incentive award grants valued as if paid currently) as well as non-variable compensation (base salary, benefit plans, and perquisites).

Variable compensation provides Company executives with additional compensation based on both Company and individual performance. The performance goals assigned to variable compensation opportunities are designed to promote the Company’s strategic interests, thereby aligning executives’ financial concerns with those of the Company’s shareholders. Variable and non-variable compensation provides Company executives with income that is reflective of competitive benchmarks which enhances the Company’s ability to attract and retain key management. The Company has adopted an incentive-pay-for-performance philosophy pursuant to which the greatest portion of an executive’s total direct compensation is variable and therefore is linked to performance on both a short-term and long-term basis.

The Role of the Compensation Committee and Compensation Consultant

The Compensation Committee determines the Company’s compensation philosophy and approves each element of the Company’s executive officers’ compensation. In determining the amount of total direct compensation for the named executive officers, the Compensation Committee has sought the advice of and reviewed data provided by Exequity, LLP (“Exequity”), an independent outside compensation consultant. Exequity advises the Compensation Committee with respect to named executive officer compensation. Exequity does not advise the management of the Company, and receives no compensation from the Company for services other than as directed by the Compensation Committee and the Nominating and Corporate Governance Committee (for which Exequity provides guidance with respect to independent Director compensation).

In 2008, the Compensation Committee discussed its compensation philosophy with Exequity, but otherwise did not impose any specific limitations or constraints on, or otherwise direct, the manner in which Exequity performed its advisory services. As advisor to the Compensation Committee, Exequity reviewed the total compensation strategy and pay levels for the Company’s named executive officers, examined all aspects of the Company’s executive compensation programs to ensure their ongoing support of the Company’s business strategy, informed the Compensation Committee of developing legal and regulatory considerations affecting executive compensation and benefit programs, and provided general advice to the Compensation Committee with respect to all compensation decisions pertaining to the Chief Executive Officer and to all senior executive compensation recommendations submitted by management.

The Compensation Committee considers recommendations made by the Chief Executive Officer with respect to compensation for executives that report directly to him. However, the Compensation Committee is the sole determinant of all final executive compensation decisions.

Benchmarking

Exequity supplied the Compensation Committee with compensation data for each element of the total direct compensation package (base salary, and short-term and long-term incentive awards). The Compensation Committee benchmarked to the median pay levels for specific positions at manufacturing companies represented in the Hewitt Associates Total Compensation DataBasetm which equates to a community of over 200 companies in the U.S. general manufacturing sector. The data relied upon by the Compensation Committee was a statistical summary of the pay practices for the manufacturing companies in that database and was not representative of any individual companies. In fact, the Compensation Committee does not know the names of the companies whose pay practices are reflected in the statistical summary, nor does it receive information with respect to pay practices at any individual company included in the database. Throughout this Compensation Discussion and Analysis (“CD&A”) references to “benchmarking”, “competitive data” or “market” refer to this statistical summarized data.

The Compensation Committee’s decision to benchmark the Company’s executive compensation levels to the practices of such general manufacturing companies reflects the fact that the source and the destination of the Company’s senior executive talent extend beyond the limited community of electrical manufacturers and includes a wide range of other organizations in the manufacturing sectors outside the Company’s traditional competitors for products and services. Benchmarking pay practices to an indiscriminate representation of general industry ensures that the Company sets its pay at such levels as will position it to attract and retain qualified senior executives in the face of competing pressures in the Company’s relevant labor markets.

The Compensation Committee’s review of the data in 2008 showed the Company’s total pay structure for its executives to be competitive with 50th percentile practices in that external market, the position to which the Committee aims to manage executive compensation opportunities. The actual base salary, target total cash (base salary plus short-term incentive award targets), and total compensation (total target cash plus the grant date value of long-term incentive opportunities) for the named executive officers as a group were positioned close to the 50th percentile, as shown in the following table:

	Base Salary	Target Total Cash	Total Compensation

Target Position	50th percentile	50th percentile	50th percentile
Actual Position	3.5% below	1.5% below	1.2% below

To ensure a comprehensive evaluation of total remuneration, compensation tally sheets totaling 2008 compensation for each named executive officer were prepared for, and reviewed by, the Compensation Committee. These tally sheets identified and valued each component of the named executive officer’s compensation, including base salary, short-term and long-term incentive awards, pension benefits, deferred compensation, perquisites, and potential change in control and severance benefits, and provided an aggregate sum for each executive. The Compensation Committee intends to continue the practice of reviewing tally sheets on at least an annual basis to aid it in its administration of the Company’s compensation program.

Base Salary

Base salaries are determined by reference to competitive data and individual levels of responsibility. As noted previously, the Company defines its market competitive position for base salaries as the 50th percentile of the market data. This benchmark represents the Compensation Committee’s belief that base compensation, which is not performance-based, should be competitive in order to attract and retain qualified individuals. In December 2007, the Compensation Committee increased salaries for the named executive officers to better reflect general market rates in effect in 2008. In December 2008, the Compensation Committee considered and approved base salary adjustments for the named executive officers in 2009. At that time, Mr. Powers requested, and the Committee approved, that he receive no base salary adjustment for 2009 in light of the challenging economic environment.

Short-Term Incentive Compensation (Non-Equity)

Like base salaries, annual short-term incentive award expenditures are targeted at 50th percentile levels for similarly-sized companies across general industry. Short-term incentive awards for executives are paid pursuant to the Company’s Incentive Compensation Plan and Senior Executive Incentive Compensation Plan (“Senior Plan”). Individual short-term incentive award target levels for each executive are determined by reference to competitive data provided by Exequity, though the actual amount of short-term incentive awards paid to each executive reflect achievement of Company financial and strategic plan goals which include factors such as cash flow and earnings per diluted share (“EPS”). Short-term incentive award target levels (“STI Target”) are measured as a percentage of base salaries as indicated below:

	STI Target
Name	Percentage	Base Salary	STI Target

T. H. Powers	100%	$930,000	$930,000
D. G. Nord	70%	$416,000	$291,200
R. W. Davies	60%	$355,500	$213,300
S. H. Muse	70%	$408,000	$285,600
G. N. Amato	60%	$324,000	$194,400

Messrs. Davies, Muse and Amato participated in the Incentive Compensation Plan in 2008. Messrs. Powers and Nord participated in the Senior Plan, a program that is specifically constructed so as to protect for the Company the tax deductibility of short-term incentive awards earned by Messrs. Powers and Nord.

The following sections provide a general description of how the Incentive Compensation Plan and Senior Plan work:

Incentive Compensation Plan — Named Executive Officers Other Than The Chief Executive Officer and Chief Financial Officer

The Incentive Compensation Plan is structured to closely resemble the design of executive short-term incentive award plans that are common at other companies in the general manufacturing environment. Maintaining a short-term incentive award plan that typifies those used elsewhere enhances the appeal of the Company’s compensation program generally and strengthens the Company’s ability to attract and retain high quality executive talent.

The Incentive Compensation Plan authorizes the creation of an incentive compensation pool each year equal in amount to 15% of the excess of the Company’s consolidated earnings over 10% of the beginning year invested capital and long-term debt. Actual short-term incentive awards are paid from the authorized pool based on the extent to which the Company achieves Compensation Committee-approved performance goals with respect to essential operating measures such as EPS, operating profit, and trade working capital, as well as other strategic objectives as determined in the discretion of the Compensation Committee.

Incentive Compensation Plan participants can earn from 50% to 200% of their STI Target each year, based on performance. However, if performance falls below a pre-established minimally acceptable threshold, then no short-term incentive award is payable at all. For 2008, the Compensation Committee established two measures of performance as the criteria on which short-term incentive awards would be paid for some or all named executive officers: EPS and free cash flow (cash flow from operations less capital expenditures). EPS was selected because it was deemed by the Compensation Committee to affect shareholder value most directly and to be an important variable in determining share price. Free cash flow was selected because it is an important determinant in Company performance.

Corporate Officer Short-Term Incentive Award Criteria

For corporate officers, short-term incentive awards were paid on achievement of established EPS and free cash flow targets according to the following schedule:

	Relative				Performance Result
Measures	Weight	Performance Threshold			Actual	Weighted
		Minimum:	$3.04 =	50%
EPS	80%	Target:	$3.80 =	100%	119%	95%
		Maximum:	≥ $4.56 =	200%

		Minimum:	$178M =	50%
Free cash flow	20%	Target:	$223M =	100%	200%	40%
		Maximum:	$268M =	200%

					Composite Payout:	135%

If the minimum levels of EPS of $3.04 and free cash flow of $178M were not obtained, then no short-term incentive award was to be paid. For EPS and free cash flow between the minimum and maximum, the amount of short-term incentive awards were to be interpolated on a straight-line basis. For 2008, actual EPS was $3.94 and free cash flow was $270 million, therefore, the actual amount of short-term incentive awards payable to Mr. Davies under the Incentive Compensation Plan, and Messrs. Powers and Nord under the Senior Plan (discussed on page 21), resulted in a composite payout of 135% of their respective STI Target. The short-term incentive awards earned by Messrs. Powers, Nord and Davies as shown in the Summary Compensation Table on page 28 reflect this level of achievement.

Group Vice President Short-Term Incentive Award Criteria

In addition to EPS and free cash flow measured in the same manner as for corporate officers described above, the group vice presidents’ short-term incentive awards were principally determined using a composite of (i) operating profit and trade working capital objectives specific to the group vice presidents’ business unit (for Mr. Muse, the lighting business (“Lighting”), and for Mr. Amato, the electrical products business (“Electrical Products”)), and (ii) strategic objectives that were identified as being important indicia of success for the group vice president’s respective business unit. The weightings of each performance measure and the potential payout for Messrs. Muse and Amato were as follows:

Measures	Relative Weight	Performance Threshold
Operating profit and		Minimum:	< 80% =	0%
Trade working capital	70%	Target:	100% =	100%
		Maximum:	≥ 120% =	200%

EPS and Free cash flow	15%	See above

Strategic objectives	15%	Compensation Committee discretion based on achievements related to strategic objectives

Focusing a significant portion of the group vice presidents’ short-term incentive award on operating profit and trade working capital results was deemed by the Compensation Committee to promote decision making that would best increase the value of the business unit with respect to which the officer has direct oversight and control.

The operating profit, trade working capital, EPS and free cash flow goals were the only goals material to the determination of Messrs. Muse’s and Amato’s annual short-term incentive award. The strategic objectives for Messrs. Muse and Amato were selected by the Compensation Committee after identifying with management certain objectives that relate to central elements for the strategic plan of each business. However, no one strategic objective was material to the determination of his annual short-term incentive. Some of the strategic objectives are formula driven, others are not, reflecting instead the Compensation Committee’s judgment with respect to achievements in improving the Company’s safety performance and leveraging the Company’s enterprise business system including advancements in standardized reporting and available functionality.

Mr. Muse.  The Lighting business did not meet the minimum performance threshold in operating profit which resulted in no incentive payout for Mr. Muse on the operating profit measure. However, the Lighting business achieved 1.9 percentage point improvement in trade working capital performance compared to the prior year which resulted in achievement of the maximum performance result on the trade working capital measure. When blended to form the composite measure (75% weight operating profit plus 25% weight trade working capital), Mr. Muse earned a 50% payout on this composite measure. The Compensation Committee assessed Mr. Muse’s performance on the strategic objectives and determined that such results corresponded to a performance level of 167%. As a result, Mr. Muse’s actual short-term incentive award for 2008 was determined as shown in the following table:

			Performance Result
Measures	Relative Weight	Performance Threshold	Actual	Weighted
Operating profit	70%	28% increase over prior year	0%

Trade working capital		0 percentage point change over prior year	200%	35%

EPS and Free cash flow	15%	See above	135%	20%

Strategic objectives	15%	Compensation Committee discretion as described above	167%	25%

			Composite Payout:	80%

Mr. Amato.  The Electrical Products business achieved operating profit performance that was 24% better than prior year which translated to a performance result for Mr. Amato of 195% on the operating profit measure. The Electrical Products business achieved trade working capital performance equal to a 3 percentage point improvement as compared to prior year. This performance translated to a performance result of 200% on the trade working capital measure. When blended to form the composite measure (75% weight operating profit plus 25% weight trade working capital), Mr. Amato earned a 169% payout on this composite measure. The Compensation Committee assessed Mr. Amato’s performance on the strategic objectives and determined that such results corresponded to a performance level of 80%. As a result, Mr. Amato’s actual short-term incentive award for 2008 was determined as shown in the following table:

			Performance Result
Measures	Relative Weight	Performance Threshold	Actual	Weighted
Operating profit	70%	7% increase over prior year	195%

Trade working capital		0 percentage point change over prior year	200%	137%

EPS and Free cash flow	15%	See above	135%	20%

Strategic objectives	15%	Compensation Committee discretion as described above	80%	12%

			Composite Payout:	169%

Senior Executive Incentive Compensation Plan — Chief Executive Officer and Chief Financial Officer

The Senior Plan is the means for paying short-term incentive awards to the limited number of named executive officers whose incentive compensation opportunities might not otherwise be tax deductible due to the application of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). The Senior Plan is designed to ensure that short-term incentive amounts paid to its participants are performance-based, thereby ensuring that such amounts remain tax deductible under Section 162(m) of the Code. Plans like the Senior Plan are widely used by companies in the general manufacturing sector as they ensure the tax deductibility of the compensation paid. Their prevalence across general industry helps promote interest in the Company’s compensation programs among the community of high quality senior executives that the Company strives to recruit and retain.

Short-term incentive awards under the Senior Plan also are earned contingent on the achievement of Compensation Committee-approved goals. Participants become entitled to a percentage of the short-term incentive award fund described in connection with the Incentive Compensation Plan. Under the terms of the Senior Plan, for example:

Mr. Powers was eligible to earn a maximum amount for 2008 equal to the lesser of:

•	15% of the amount of the incentive compensation fund established under the Incentive Compensation Plan, or

•	$5,000,000.

Mr. Nord’s maximum amount for 2008 was the lesser of:

•	10% of the amount of the incentive compensation fund established under the Incentive Compensation Plan, or

•	$5,000,000.

The Compensation Committee then uses its discretion to size actual short-term incentive award payments in relation to goal attainment. However, awards approved by the Compensation Committee under the Senior Plan have mirrored those that would have been paid to participants had they been awarded under the Incentive Compensation Plan at a target of 100% of base salary for Mr. Powers, and a target of 70% of base salary for Mr. Nord. It follows, therefore, that in 2008 Messrs. Powers and Nord were eligible to earn a maximum short-term incentive award equal to 200% of their STI Target if EPS exceeded $4.56 and free cash flow exceeded $268 million. The Compensation Committee then was permitted to reduce (but not increase) these short-term incentive award amounts according to its discretionary assessment of performance. This formulation is necessary to ensure that (i) any short-term incentive awards payable are deductible under Section 162(m) of the Code, and (ii) the amount payable remains in line with the total compensation targeted percentiles described on page 17.

In exercising its discretion to reduce the maximum earned short-term incentive award to the level reported in the Summary Compensation Table, the Compensation Committee considered the same EPS and free cash flow performance goals, weightings and formulation that it applied to the Incentive Compensation Plan participants. For 2008, since actual EPS was $3.94 and free cash flow was $270 million, the Compensation Committee approved for Messrs. Powers and Nord the amounts displayed in the Summary Compensation Table on page 28 which mirrored the amounts that they would have received as corporate officers under the Incentive Compensation Plan.

Long-Term Incentive Compensation (Equity)

The Company matches compensation practices in the general manufacturing sector by extending to its executives the opportunity to earn rewards in the form of Company shares. The long-term incentive compensation program is the means by which shares are earned. The objectives of the long-term incentive compensation program are to:

•	Generate growth in the Company’s share price by rewarding activity that enhances enterprise value.

•	Ensure long-term rewards are commensurate with performance.

•	Facilitate the accumulation of shares by executives, thereby enhancing ownership levels and promoting value-added decision making.

In December 2008, the Compensation Committee approved for the named executive officers awards of Class B Common Stock in the form of restricted stock, SARs and performance shares. The Committee believes granting awards in these formats uses shares efficiently while increasing executive stock ownership commensurate with the Company’s performance. More specifically, the Compensation Committee deems the issuance of these particular award types to satisfy the Company’s compensation objectives in the following manner:

•	SARs and performance shares strengthen the performance orientation of the award program.

•	Restricted stock builds equity ownership which is more closely aligned to that of other shareholders.

•	SARs, restricted stock and performance shares efficiently use shares to deliver targeted value to executives.

The Compensation Committee also understands from its review of the benchmark data that delivering long-term incentive award value in a blend of these formats is emblematic of how other companies in the manufacturing sector are delivering equity awards to executives in senior leadership positions.

The value of long-term incentive awards granted to executives each year (the number of SARs, shares of restricted stock, or performance shares awarded, subject to the achievement of performance targets) is based on several factors, including:

•	Reviews of external practices as provided by Exequity.

•	The Compensation Committee’s assessment of the Company’s financial performance in the short- and long-term.

•	The value of awards granted in prior years.

The Compensation Committee decreased the aggregate value of long-term incentive compensation awarded in 2008 by approximately 10% compared to the 2007 grant value. This reduction reflected the Compensation Committee’s recognition of the decline in the general marketplace and in equity values shared by other investors. The Compensation Committee determined that the best balance of the Company’s interests in motivating, retaining and rewarding the named executive officers, is by having 50% of each executive’s long-term incentive award value in the form of SARs, 25% in restricted stock, and 25% percent in performance shares. This particular blend of award formats was viewed by the Compensation Committee as being representative of the prevailing mix in the external market. This decision to align the Company’s mix of long-term incentive award grants with the benchmark norm was deemed to be consistent with the Company’s broader objective of extending market representative pay opportunities. However, in 2008, Mr. Davies did not receive any restricted or performance share awards, but was granted only SARs. This was because Mr. Davies is near retirement age and if he chose to retire before the end of the normal vesting period he would forfeit any restricted and performance share grants and would not receive any value for such awards. Accordingly, the Compensation Committee determined that a SAR only award was the most appropriate method of providing Mr. Davies with long-term incentive compensation.

Performance Share Awards

Performance share awards granted in 2008 are earned based on the Company’s total return to shareholders (“TRS”) over a three-year performance period compared to the TRS generated by the other companies that comprise the S&P Mid-Cap 400 Index (“Index”)

The number of performance shares paid will be determined based on the Company’s relative performance per the following schedule which shows the potential payout as a percent of the target award. The performance and payouts will be rounded to the nearest percentage.

Performance Measure	Performance	Payout
Total Return to Shareholders(1)	≥ 80th percentile of Index At 50th percentile of Index At 35th percentile of Index Below 35th percentile of Index	200% 100% 50% 0%

(1)	For every percentile increase in performance, the payout will increase 3.33% (interpolated on a straight line basis).

Importantly, all performance share awards remain subject to a shareholder protection mechanism such that no shares will be paid in the event the Company’s TRS over the three-year performance period is below the 35th percentile of the Index. The performance shares therefore provide pay only in the event of performance thereby linking the named executive officer’s incentives to shareholder interests and returns.

Long-Term Incentive Grant Practices

Long-term incentive grants are usually made once a year, after the Compensation Committee has assessed the Company’s performance for such year. Historically, stock option and SAR grants have been made at the Compensation Committee’s regularly scheduled meeting held in early December, with limited exceptions related to newly appointed or promoted executives, or in connection with an acquisition. In 2008, SAR grants were made on December 1, 2008 at the regularly scheduled Compensation Committee meeting. A SAR gives the right to the holder to receive, once vested, the value in shares of the Company’s Class B Common Stock equal to the positive difference between the base price and the fair market value of a share of Class B Common Stock upon exercise.

The base price pursuant to which the value of a SAR is measured is determined under the 2005 Incentive Award Plan which is the mean between the high and low trading prices of Class B Common Stock as reported on the New York Stock Exchange on the trading day immediately preceding the date of grant (i.e. November 28, 2008 — $29.275). The Company uses the mean between the high and low trading prices on the date immediately before the date of grant and not the closing price of its stock on the date of grant for two reasons. First, using trading prices from the day before the grant enables the Compensation Committee to know the exact grant price and therefore determine the exact value of each grant before it is made. Second, because the relatively low volume at which the Company’s stock trades suggests that the mean represents a more accurate picture of the fair market value of the stock than does the closing price.

     Stock Ownership Guidelines for Executives

In 2005, the Company adopted stock ownership guidelines applicable to the named executive officers as well as other officers and designated employees. The Company’s Policy Regarding Stock Ownership and Retention by Officers and Designated Company Personnel requires that officers and certain designated employees (“Senior Employees”), consistent with their responsibilities to the shareholders of the Company, hold a significant equity interest in the Company. The Board expects all Senior Employees to make a good faith effort, depending on the circumstances, to attain a share ownership equal to their base salary multiplied by a certain multiplier, and divided by the fair market value of the Company’s Class B Common Stock on January 1, 2005, or $52.30 (“Minimum Share Requirement”).

The share ownership multiples are set forth in the following table:

Multiple of
Executive Level	Base Salary

Chief Executive Officer	4x
Chief Financial Officer	3x
Group Vice Presidents and other Corporate Officers	2x
Vice Presidents and General Managers	1x

Senior Employees have five years from the earliest date on which any option to acquire Company securities owned by such Senior Employee fully vests to meet their minimum share requirements. Until the Minimum Share Requirement is met, and thereafter whenever the Minimum Share Requirement is not met, a Senior Employee must retain fifty percent (50%) of net shares acquired pursuant to the exercise of a stock option or SAR. Once the Minimum Share Requirement is satisfied, the Senior Employee must continue to satisfy such requirement for so long as he or she remains a Senior Employee. Although the Company has not granted stock options since 2004, options granted prior to 2004 are vested and may remain outstanding.

Shares that count toward the Minimum Share Requirement include shares held outright by the Senior Employee or by his or her spouse or minor children, shares held in trust for the benefit of the Senior Employee or his or her spouse or minor children, and restricted stock held pursuant to the 2005 Incentive Award Plan, or other long-term incentive compensation plan of the Company, but do not include shares underlying unexercised options or SARs (whether or not vested).

Employee Benefits

Named executive officers also receive employee benefits that are generally applicable to all employees, as well as certain retirement benefits, perquisites, severance and change in control protections. These additional benefits are of the type and amount available to other senior executives of manufacturing companies as demonstrated in the benchmarked data. The Compensation Committee believes that it is necessary to provide these benefits to executives in order to remain market competitive in attracting and retaining qualified executives.

Retirement Plans

In addition to the retirement plans which are made generally available to employees of the Company, which include a tax qualified defined benefit plan (“Basic Plan”) and a defined contribution plan consisting of a 401(k)

plan and a discretionary profit sharing contribution plan (“Contribution Plan”), the named executive officers and certain other selected executive officers participate in various supplemental retirement plans and deferred compensation plans, which allow them to earn additional retirement benefits.

The Basic Plan and Contribution Plan are intended to provide employees, including named executive officers, with retirement income. Only the Company contributes to the Basic Plan whereas both the Company and the employee contribute to the Contribution Plan. Employees hired after December 31, 2003 are not eligible to participate in the Basic Plan, but participate only in the Contribution Plan. The Company determined to no longer offer the Basic Plan to new employees after 2003, as it was no longer necessary in order to attract talent in the marketplace. Instead, the Company emphasized participation in the Contribution Plan with matching contributions and a discretionary profit sharing contribution which are more in line with current competitive retirement compensation practices.

Additional information on the Basic Plan, Contribution Plan and supplemental retirement plans can be found under the section entitled “Retirement Plans” and the accompanying narrative to the Pension Benefits in Fiscal Year 2008 table on page 35. Information on deferred compensation plans can be found under the section entitled “Non-Qualified Deferred Compensation” and the accompanying narrative to the “Non-Qualified Deferred Compensation in Fiscal Year 2008” table on page 37.

Perquisites

The Company provides certain perquisites to its named executive officers. These perquisites provide flexibility to the executives and increase travel efficiencies, thereby allowing more productive use of executive time; protect the executive’s physical and financial health and thus the Company’s investment in their development; and encourage active involvement in Company marketing efforts. More detail on the Company’s perquisites can be found in the narrative following the Summary Compensation Table on page 30.

Severance, Continuity and Change in Control Benefits

In addition to retirement benefits, the Company provides for certain severance benefits in the event a named executive officer’s employment is involuntarily or constructively terminated. Such severance benefits are designed to alleviate the financial impact of an involuntary termination through base salary and health benefit continuation, as well as outplacement services, and with the intent of providing for a stable work environment. In addition to normal severance, the Company provides enhanced benefits in the event of a change in control as a means of reinforcing and encouraging the continued attention and dedication of key executives of the Company to their duties of employment without personal distraction or conflict of interest in circumstances which could arise from the occurrence of a change in control.

The Company extends severance, continuity, and change in control benefits because they are essential to help the Company fulfill its objectives of attracting and retaining key managerial talent. The decision to offer these benefits did not influence the Compensation Committee’s determinations concerning other direct compensation or benefit levels. In making the decision to extend the benefits, the Compensation Committee relied on the assurances of Exequity that the programs are representative of market practice, both in terms of design and cost. For example, the Compensation Committee’s review of prevailing practices elsewhere demonstrated that the magnitude of the lump sum cash benefits payable following certain change-related terminations (3 times base salary plus short-term incentive award) reflects general industry standards. Similarly, the promise to accelerate vesting in all outstanding long-term incentive awards also is emblematic of external norms. The Compensation Committee determined that extending these competitive benefits is necessary to attract and retain top quality executive talent.

Additional information on the Company’s severance, continuity, and change in control benefits can be found under the section entitled “Potential Post-Employment and Change in Control Payments” and the accompanying tables and narrative on page 38.

Tax Deductibility of Compensation

Section 162(m) of the Code establishes an annual $1 million limit on the amount that the Company can deduct for compensation paid to any of its top five executives (as indicated in the Summary Compensation Table for that year), unless the compensation in excess of $1 million is performance-based. Payments under the Senior Plan, stock options and SARs granted under the Company’s LTI Plans with an exercise price of at least fair market value, and performance shares granted under the 2005 Incentive Award Plan are intended to qualify as performance-based compensation exempt from the limitations of Section 162(m) of the Code.

The Committee believes that it is in the Company’s best interests to maintain flexibility in the administration of the compensation program. In order to retain the flexibility to compensate the Company’s management in the manner best promoting the Compensation Committee’s policy objectives, the Compensation Committee does not require that all compensation be deductible. Accordingly payments under the Incentive Compensation Plan and grants of restricted stock are not intended to qualify as performance-based compensation and may be subject to the $1 million deductibility limitation of Section 162(m) of the Code.

Compensation Committee Report

The Committee has reviewed the Compensation Discussion and Analysis and discussed its contents with members of the Company’s management. Based on this review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in this Proxy Statement.

Compensation Committee

George W. Edwards, Jr., Chairman
Andrew McNally IV
Richard J. Swift
Daniel S. Van Riper

Cash and Other Forms of Compensation

The following table sets forth the total cash and other compensation paid or accrued by the Company for services rendered to the Company and its subsidiaries by the Company’s named executive officers for the year ended December 31, 2008.

Summary Compensation Table for Fiscal Year 2008

						Change in
						Pension
						Value and
						Nonqualified
					Non-Equity	Deferred
					Incentive	Compensation
			Stock	Option	Plan	Plan	All Other
		Salary	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(1)(2)	($)(3)	($)(4)(5)	($)(6)(7)(8)	($)

T. H. Powers	2008	$930,000	$682,194	$2,666,913	$1,255,500	$3,867,894	$84,636	$9,487,137
Chairman of the Board,	2007	900,000	694,540	1,698,885	1,611,000	1,865,479	57,523	6,827,427
President and Chief	2006	900,000	193,174	1,723,587	810,000	1,768,283	128,275	5,523,319
Executive Officer
D. G. Nord	2008	416,000	429,523	273,891	393,120	385,871	59,309	1,957,714
Senior Vice President	2007	391,250	547,580	195,710	501,200	231,270	73,414	1,940,424
and Chief Financial	2006	382,500	417,434	113,392	240,975	204,271	69,732	1,428,304
Officer
R. W. Davies	2008	355,500	60,694	400,154	287,955	733,252	63,185	1,900,740
Vice President, General	2007	336,750	110,003	493,490	368,919	399,395	59,702	1,768,259
Counsel and Secretary	2006	318,986	30,690	428,857	178,200	268,448	66,764	1,291,945
S. H. Muse	2008	408,000	169,538	257,551	228,480	385,694	36,495	1,485,758
Group Vice President	2007	393,521	179,256	349,974	268,800	210,715	33,787	1,436,053
	2006	392,595	50,771	385,709	167,363	219,042	31,961	1,247,441
G. N. Amato	2008	324,000	107,495	229,089	328,536	391,131	25,763	1,406,014
Group Vice President

(1)	Represents the dollar value of restricted stock awards, performance share awards, SARs and stock options recognized in the Company’s Consolidated Statement of Income for 2008 under the provisions of Statement of Financial Accounting Standard No. 123(R), “Share-Based Payment” (“SFAS 123(R)”). The dollar value represents the expense for awards granted in 2008 as well as in previous years. The determination of fair values for these awards is disclosed in the Stock-Based Compensation note within the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K. Includes restricted stock, performance shares and SARs some of which are not fully vested and may be subject to forfeiture.

(2)	Under the provisions of SFAS 123(R) , the Company must expense the full value of SAR awards granted to an employee whose minimum age 55 plus years of service equals 70 (“Rule of 70”) on the grant date. Mr. Powers’ met the Rule of 70 in September 2008. As a result, the Company expensed the full value of his December 2008 SAR award resulting in an increase in the value of his Option Awards in 2008 as shown in the table.

(3)	Reflects short-term incentive awards earned during the fiscal years 2006, 2007 and 2008 under the Company’s Incentive Compensation Plan and Senior Plan.

(4)	Reflects the aggregate of the increase in actuarial value under the Basic Plan, Top Hat Restoration Plan (“Restoration Plan”), and Supplemental Executive Retirement Plan (“Executive Plan”) or Supplemental Management Retirement Plan (“SMRP”) (as applicable) for Messrs. Powers, Davies, Muse and Amato (discussed below in the section entitled “Retirement Plans” beginning on page 35). For Mr. Nord, reflects the aggregate of the increase in actuarial value under the Executive Plan only, as he is not eligible to participate in the Basic Plan. The present value of these accrued benefits at December 31, 2007 and December 31, 2008 is based on the RP-2000 Mortality Tables projected with Scale AA, as published by the Internal Revenue Service on February 26, 2007, and the Pension Protection Act 2009 Optional Combined Tables (gender distinct), respectively, using a discount rate of 6.50%. Participants are assumed to retire at age 62.

(5)	The value of pension benefits under the Basic Plan, Restoration Plan, and Executive Plan are based, in part, on the highest three year average of compensation earned over the prior ten-year period, including annual short-term incentive compensation. The increase in the present value of Mr. Powers’ pension benefit in 2008 was due to the fact that the 2007 annual short-term incentive award paid in 2008 was higher than in prior years because the Company’s EPS and free cash flow performance in 2007 was significantly above the targets established by the Compensation Committee.

(6)	The following table identifies the total amount and type of perquisites (✓) each named executive officer received in 2008 and the incremental cost of any individual perquisite that exceeds the greater of $25,000 or 10% of the total amount of perquisites for a named executive officer. The incremental cost of perquisites are included in the All Other Compensation column:

	Total	Aircraft	Automobile	Country	Executive	Financial	Tax
Name	($)	Usage	Usage	Club	Medical	Planning	Preparation

T. H. Powers	$75,036	✓	✓	✓	✓	✓	✓
D. G. Nord	42,105	—	✓	✓	—	✓	✓
R. W. Davies	53,478	✓	✓	✓	✓	—	✓
S. H. Muse	28,510	—	✓	✓	—	✓	✓
G. N. Amato	17,243	—	✓	✓	—	—	—

The Company’s methodology for calculating costs associated with perquisites has been the incremental cost to the Company, which for personal use of the Company’s aircraft includes fuel, landing fees, hangar fees, maintenance, catering, additional expenses relating to the crew and other expenses which would not have otherwise been incurred by the Company if the aircraft had not been used for personal travel, including such costs associated with any “deadhead” flights (i.e. flights without passengers). For personal use of the Company automobile, the incremental cost includes the sum of lease payments, fuel, taxes, maintenance, insurance and registration less monthly payments made by the named executive multiplied by the percentage attributable to personal use of the automobile. Country club membership, financial planning, tax preparation services and executive medical coverage are calculated using the actual cost to the Company for the benefit provided to the executive.

(7)	Includes the Company’s payment of the actual life insurance premium in the following amounts: Mr. Powers — $2,700, Mr. Nord — $1,104, Mr. Davies — $2,807, Mr. Muse — $1,085, and Mr. Amato — $1,620.

(8)	Includes Company 401(k) matching contributions to the Contribution Plan in the amount of $6,900 for each named executive officer, and a discretionary profit sharing contribution of $9,200 for Mr. Nord.

Grants of Plan-Based Awards in Fiscal Year 2008

											Grant
								All Other	All Other		Date Fair
								Stock	Option	Exercise	Value
								Awards:	Awards:	or Base	of Stock
								Number of	Number of	Price of	and
		Est. Future Payouts Under Non- Equity			Est. Future Payouts Under Equity			Shares of	Securities	Option	Option
	Grant	Incentive Plan Awards			Incentive Plan Awards			Stock or	Underlying	Awards	Awards
Name	Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)	Units	Options	($/Sh)(1)	(2)(3)

T. H. Powers	12/01/08	$465,000	$930,000	$1,860,000	10,007	20,014	40,028	17,705	163,178	$29.275	$1,541,440
D. G. Nord	12/01/08	145,600	291,200	582,400	2,650	5,300	10,600	4,688	43,210	29.275	408,168
R. W. Davies	12/01/08	106,650	213,300	426,600	0	0	0	0	55,252	29.275	346,430
S. H. Muse	12/01/08	142,800	285,600	571,200	2,172	4,344	8,688	3,843	35,418	29.275	334,575
G.N. Amato	12/01/08	97,200	194,400	388,800	1,803	3,606	7,212	3,190	29,397	29.275	277,706

(1)	Mean between the high and low trading prices of the Company’s Class B Common Stock on the trading day immediately preceding the date of grant, which is the fair market value of the Class B Common Stock determined under the terms of the 2005 Incentive Award Plan.

(2)	Represents the fair value of restricted stock awards on the grant date, December 1, 2008, based upon the fair value of such shares as determined under SFAS 123(R). The determination of fair values for these awards is disclosed in the Stock-Based Compensation note within the Notes to the Consolidated Financial Statements in the Company’s 2008 Annual Report on Form 10-K. Mr. Powers — $518,314, Mr. Nord — $137,241, Mr. Davies — $0, Mr. Muse — $112,504, and Mr. Amato — $93,387.

(3)	Represents the fair value of stock appreciation rights on the grant date, December 1, 2008, based upon the fair value of such stock appreciation rights as determined under SFAS 123(R). The determination of fair values for these awards is disclosed in the Stock-Based Compensation note within the Notes to the Consolidated Financial Statements in the Company’s 2008 Annual Report on Form 10-K. Mr. Powers — $1,023,126, Mr. Nord — $270,927, Mr. Davies — $346,430, Mr. Muse — $222,071, and Mr. Amato — $184,319.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

See the CD&A above for a complete description of compensation plans pursuant to which the amounts listed under the Summary Compensation Table and Grants of Plan-Based Awards Table were paid or awarded and the criteria for such payment.

Salary.  The values set forth in the table reflect salary paid in 2008 and not the salary level of the named executive officer at year end.

Short-Term Incentive Compensation (Non-Equity).  The calculation of short-term incentive amounts in the Summary Compensation Table and the target, minimum and maximum amounts set forth in the Grants of Plan-Based Awards Table are based upon the salary of the named executive officers at December 31, 2008.

Long-Term Incentive Compensation (Equity).  SARs and restricted stock vest in three equal annual installments on the anniversary of the grant date based on continued service, and fully vest upon death, disability or a change in control. SARs generally have a term of and will expire on the tenth anniversary of their grant date. However, SARs will expire 90 days following termination of employment for reasons other than death or retirement. Upon death, vested SARs remain exercisable for one year. Upon disability, vested SARs are exercisable until the earlier of one year following termination of employment if death occurs within 90 days of termination of employment, or the tenth anniversary of the grant date.

Performance shares are payable at target level if the participant dies, becomes disabled or there is a change in control prior to the expiration of the three-year performance period. The following table summarizes the vesting and exercise periods of each unvested equity award in the event of termination due to death or disability:

Vesting and Exercise Period for Unvested Equity Awards Upon:
Award Type		Death	Disability
Performance	Vesting	Unvested shares fully vest

Shares	Exercise Period	Not Applicable

Restricted	Vesting	Unvested shares fully vest

Shares	Exercise Period	Not Applicable

SARs and	Vesting	Unvested shares fully vest

Stock Options
	Exercise Period	Earlier of (i) 1 year following termination by reason of death, or (ii) the 10th anniversary of the grant date	Earlier of (i) 1 year following termination if death occurs within 90 days of thereof, or (ii) the 10th anniversary of grant date following termination

The vesting and exercise periods for all restricted stock, SARs, stock options, and performance share awards upon retirement or a change in control, as applicable, are discussed under the section entitled “LTI Plans” on page 42.

Perquisites

In addition to participation in other employee benefit plans that are generally applicable to all employees, named executive officers are eligible for the following perquisites:

•	Personal travel on the Company aircraft

•	Use of a Company automobile

•	Financial planning and tax preparation services

•	Country club memberships

•	Participation in the Key Man Supplemental Medical Plan which provides medical, dental and vision coverage to the participant while employed by the Company up to $150,000, and upon retirement up to $150,000. This is a closed plan that no longer accepts new participants. Currently, Messrs. Powers and Davies are the only named executive officers who participate in this plan.

Outstanding Equity Awards at Fiscal Year End

The following table provides information on all restricted stock, SAR, stock option, and performance share awards held by the named executive officers of the Company and the value of such holdings measured as of December 31, 2008. All outstanding equity awards are in shares of the Company’s Class B Common Stock.

	Option Awards				Stock Awards
								Equity
								Incentive
							Equity	Plan Awards:
							Incentive	Market
							Plan Awards:	or Payout
							No. of	Value of
					No. of	Market	Unearned	Unearned
	No. of	No. of			Shares or	Value of	Shares, Units,	Shares, Units
	Securities	Securities			Units of	Shares or	or other	or other
	Underlying	Underlying	Option		Stock that	Units that	Rights that	Rights that
	Unexercised	Unexercised	Exercise	Option	have not	have not	have not	have not
	Options (#)	Options (#)	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	($)(1)	Date	(#)(2)	($)(3)	(#)(4)	($)(5)

T. H. Powers	100,000	0	30.74	06/06/11	28,514	$931,837	43,647	$1,426,384
	200,000	0	36.20	12/01/12
	190,000	0	44.31	11/30/13
	190,000	0	47.95	12/05/14
	100,319	0	49.755	12/05/15
	61,176	30,587	52.85	12/04/16
	28,361	56,723	54.56	12/03/17
	0	163,178	29.275	12/01/18

D. G. Nord	26,400	0	49.755	12/05/15	7,538	246,342	11,499	375,787
	15,845	7,922	52.85	12/04/16
	7,540	15,080	54.56	12/03/17
	0	43,210	29.275	12/01/18

R. W. Davies	29,000	0	27.81	12/03/11	581	18,987	2,098	68,563
	32,000	0	36.20	12/01/12
	25,000	0	44.31	11/30/13
	30,000	0	47.95	12/05/14
	15,840	0	49.755	12/05/15
	10,400	5,200	52.85	12/04/16
	9,684	19,369	54.56	12/03/17
	0	55,252	29.275	12/01/18

S. H. Muse	35,000	0	44.31	11/30/13	6,351	207,550	10,019	327,421
	45,000	0	47.95	12/05/14
	26,400	0	49.755	12/05/15
	15,845	7,922	52.85	12/04/16
	6,225	12,452	54.56	12/03/17
	0	35,418	29.275	12/01/18

G. N. Amato	25,000	0	44.31	11/30/13	4,931	161,145	7,262	237,322
	25,000	0	47.95	12/05/14
	13,200	0	49.755	12/05/15
	8,565	4,282	52.85	12/04/16
	4,842	9,685	54.56	12/03/17
	0	29,397	29.275	12/01/18

(1)	Options to acquire shares of Class B Common Stock of the Company were granted at the fair market value of the Class B Common Stock on the date of grant as set forth under the Company’s Option Plan. Options vest in one-third increments on each anniversary of the date of grant or immediately in the event of a change in control, as defined in the Option Plan. Options were granted on June 7, 2001, December 4, 2001, December 2, 2002, December 1, 2003 and December 6, 2004. SARs were granted on and after December 5, 2005 under the Company’s 2005 Incentive Award Plan and entitle the recipient to receive once vested the value in shares of the Company’s Class B Common Stock equal to the positive difference between the base price and the fair market value of a share of Class B Common Stock upon exercise. One-third of the SARs vest and become exercisable each year on the anniversary of the date of grant. SARs fully vest upon a change in control, or termination of employment by reason of death or disability. SARs were granted on December 5, 2005, December 4, 2006, December 3, 2007 and December 1, 2008.

(2)	Represents restricted stock granted on the following dates, each of which vests in three equal installments on the anniversary of the grant date, with full vesting on a change in control, death or disability. Unvested shares are forfeited upon termination of employment.

		Number of Shares or
		Units of Stock That
Name	Award Grant Date	Have Not Vested (#)

T. H. Powers	12/04/06	3,421
	12/03/07	7,388
	12/01/08	17,705
D. G. Nord	12/04/06	886
	12/03/07	1,964
	12/01/08	4,688
R. W. Davies	12/04/06	581
S. H. Muse	12/04/06	886
	12/03/07	1,622
	12/01/08	3,843
G. N. Amato	12/04/06	479
	12/03/07	1,262
	12/01/08	3,190

(3)	The restricted share market value was determined based on the closing market price of the Company’s Class B Common Stock on December 31, 2008, the last business day of 2008, of $32.68.

(4)	Represents performance shares granted on the following dates, for the stated performance periods, the actual payout of which is based upon the satisfaction of performance criteria including the Company’s (i) relative performance against two performance measures: total return to shareholders and operating profit improvements (02/09/07 and 12/03/07 grants), and (ii) total return to shareholders as compared to the total return to shareholders for companies who comprise the Standard & Poor’s Mid-Cap 400 Index (12/01/08 grant), more specifically described under the section entitled “Long-Term Incentive Compensation (Equity)” beginning on page 22.

			Number of Shares or
			Units of Stock That
Name	Award Grant Date	Performance Period	Have Not Vested (#)

T. H. Powers	02/09/07	01/01/07 - 12/31/09	12,343
	12/03/07	01/01/08 - 12/31/10	11,290
	12/01/08	01/01/09 - 12/31/11	20,014
D. G. Nord	02/09/07	01/01/07 - 12/31/09	3,197
	12/03/07	01/01/08 - 12/31/10	3,002
	12/01/08	01/01/09 - 12/31/11	5,300
R. W. Davies	02/09/07	01/01/07 - 12/31/09	2,098
S. H. Muse	02/09/07	01/01/07 - 12/31/09	3,197
	12/03/07	01/01/08 - 12/31/10	2,478
	12/01/08	01/01/09 - 12/31/11	4,344
G. N. Amato	02/09/07	01/01/07 - 12/31/09	1,728
	12/03/07	01/01/08 - 12/31/10	1,928
	12/01/08	01/01/09 - 12/31/11	3,606

(5)	The market or payout value of the unearned shares is based upon the closing market price of the Company’s Class B Common Stock on December 31, 2008, the last business day of 2008, of $32.68.

Option Exercises and Stock Vested During Fiscal Year 2008

The following table provides information on the number of shares acquired and the value realized by the named executive officers during fiscal year 2008 on the exercise of SARs and stock options, and on the vesting of restricted stock. All SAR and stock option exercises are in shares of the Company’s Class B Common Stock.

	Option Awards		Stock Awards
	No. of		No. of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	Upon Exercise	on Vesting	Upon Vesting
Name	(#)	($)(1)	(#)	($)(2)

T. H. Powers	0	$0	10,693	$311,115
D. G. Nord	0	0	10,773	408,657
R. W. Davies	15,000	94,140	1,146	33,029
S. H. Muse	0	0	2,638	76,689
G. N. Amato	0	0	1,580	46,012

(1)	The value realized upon the exercise of SARs and stock options.

(2)	The value realized upon the vesting of restricted stock is calculated based on the closing market price of the Company’s Class B Common Stock on the following vesting dates: September 19, 2008 — $41.05, December 4, 2008 — $28.18, December 5, 2008 — $29.48, and December 3, 2008 — $29.57.

Retirement Plans

The following table provides information related to the potential benefits payable to each named executive officer under the Company’s Basic Plan (tax qualified retirement plan) and each of its supplemental non-qualified retirement plans (“SERP Benefit(s)”), which are unfunded.

Pension Benefits in Fiscal Year 2008

				Payments
		No. of	Present Value	During
		Years Credited	of Accumulated	the Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)(1)	($)

T. H. Powers	Basic Plan	10.25	$251,299	$0
	SERP Benefit	10.25	13,945,140	0
D. G. Nord	SERP Benefit	3.25	821,412	0
R. W. Davies	Basic Plan	34.17	1,107,824	0
	SERP Benefit	26.00	3,470,530	0
S. H. Muse	Basic Plan	15.25	183,942	0
	SERP Benefit	6.00	1,267,641	0
G. N. Amato	Basic Plan	20.67	486,685	0
	SERP Benefit	20.67	787,756	0

(1)	For the Basic Plan and SERP Benefit, the present values of accrued benefits at December 31, 2008 are determined based on a 6.50% discount rate and Pension Protection Act 2009 Optional Combined tables (gender distinct). Participants are assumed to retire at age 62.

Narrative Disclosure to Pension Benefits Table

Messrs. Powers, Davies and Muse are eligible to earn pension benefits under the Basic Plan, Executive Plan and Restoration Plan. Mr. Nord is eligible to earn pension benefits under the Contribution Plan and the Executive Plan. Mr. Amato is eligible to earn pension benefits under the Basic Plan, SMRP and Restoration Plan.

The Basic Plan provides for participation by all regular full-time salaried employees who were employed by covered Company units on December 31, 2003. The annual benefits under the Basic Plan are calculated under two formulas: one in effect prior to January 1, 2004, and the other in effect on and after January 1, 2004. Benefits earned prior to 2004 are calculated as 1.50% of final compensation per year of Company service through December 31, 2003, which includes both basic compensation and short-term incentive awards, reduced by 1.50% of primary social security benefit per year of service through December 31, 2003. For service after 2003, benefits are calculated as .85% of final average compensation which includes both basic compensation and short-term incentive awards, plus .65% of final average compensation in excess of an average social security wage base for each year of service earned after 2003, up to 35 years, plus 1.10% of final average compensation in excess of 35 years. However, participants in the Basic Plan who were age 50 and had 10 or more years of service as of December 31, 2003 will have benefits earned after 2003 calculated under the formula as in effect before 2003 or after 2004, depending on which produces a higher benefit. Early retirement benefits are available to participants who have reached age 55 and accrued at least 10 years of service; early retirement benefits are calculated under the same formula as normal retirement benefits, but reduced by 0.6% for each month by which the participant’s early retirement is after age 60 but before age 65 and 0.3% for each month by which the participant’s early retirement precedes age 60. Lump sum payments cannot be elected under the Basic Plan. Benefits under the Restoration Plan are calculated in the same manner as benefits under the Basic Plan, but without regard to any limits on compensation or benefit accruals that may apply under the Basic Plan as required by the tax-qualified plan rules

The Executive Plan provides key management executives the opportunity to earn pension benefits supplementing those earned under the Basic Plan. Executive Plan benefits are calculated as 6% of final total compensation (basic compensation and short-term incentive awards as reflected in the Salary and Non-Equity Incentive Plan Compensation columns under the Summary Compensation Table on pages 28 and 29 hereof) per year of service under the Executive Plan up to a maximum of 60%, offset by benefits payable under the Basic Plan and Restoration Plan, or in the case of Mr. Nord the actuarial equivalent value of his account balance under the Contribution Plan attributable to a discretionary profit sharing contribution. Early retirement benefits are available to participants who elect to retire on or after age 55; early retirement benefits are calculated under the same formula as normal retirement benefits except that the early retirement benefit is based upon the participant’s years of service up to the participant’s actual early retirement date reduced by 0.3% for each month by which the participant’s early retirement precedes age 62 and by an additional 0.2% for each month by which the participant’s early retirement precedes age 60. Except as otherwise provided, for certain Executive Plan participants who have entered into Continuity Agreements with the Company (discussed below, in the “Potential Post-Employment and Change in Control Payments” section on page 38), no benefit is payable under the Executive Plan if a participant terminates employment prior to age 55 with less than 10 years of service under the Executive Plan (but such participant may be entitled to a benefit under the Restoration Plan). Executive Plan benefits are payable based on a 50% joint and survivor form of annuity distribution, except that benefits are paid out as a lump sum upon a “change in control” event, as defined in the Executive Plan, or in the case of a benefit valued under $10,000.

Benefits under the SMRP are calculated as 3% of the difference between the participant’s average highest three years of compensation in the ten years prior to retirement (or if less the total number of years) over the participant’s Social Security benefit, times the participant’s years of service under the SMRP, plus the amount of benefit accrued under the Basic Plan and Restoration Plan through the date participation in the SMRP began (subject to a maximum of 60% of average highest three years compensation), less benefits under Basic Plan and Restoration Plan for all years of service or if applicable the actuarial equivalent value of his account balance under the Contribution Plan attributable to a discretionary profit sharing contributions. Early retirement benefits are available to participants who elect to retire on or after age 55; early retirement benefits are calculated under the same formula as normal retirement benefits except that the early retirement benefit is based upon the participant’s years of service up to the participant’s actual early retirement date reduced by 0.3% for each month by which the participant’s early retirement precedes age 65 and by an additional 0.2% for each month by which the participant’s early retirement precedes age 60. Except as otherwise provided, for certain SMRP participants who have entered into Continuity Agreements with the Company (discussed below, in the “Potential Post-Employment and Change in Control Payments” section on page 38), no benefit is payable under the SMRP if a participant terminates employment prior to age 55 with less than 5 years of service under the SMRP (but such a participant may be entitled to a benefit under Restoration Plan). SMRP benefits are payable based on a life annuity distribution except for benefits are paid out as a lump sum upon a “change in control” event, as defined in the SMRP. Married participants also will have a death benefit equal to 50% of their annuity payable to their spouse for the spouse’s life, in the event that the participant dies.

Non-Qualified Deferred Compensation

The following table provides information related to the benefits payable to each named executive officer under the Company’s Executive Deferred Compensation Plan (“EDCP”) discussed below.

Non-Qualified Deferred Compensation in Fiscal Year 2008

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at
Name	in 2008 ($)(1)	in 2008 ($)(2)	Last FY ($)(3)	Distributions ($)	12/31/08 ($)(4)

T. H. Powers	$627,750	$0	$0	$0	$0
D. G. Nord	$196,560	$0	$0	$0	$0
R. W. Davies	$0	$0	$0	$0	$0
S. H. Muse	$0	$0	$0	$0	$0
G. N. Amato	$0	$0	$0	$0	$0

(1)	Only Messrs. Powers and Nord elected to defer their 2008 short-term incentive awards into the EDCP. Both elected to defer 50% of the amount that is shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 28. This amount was earned and deferred for services in 2008, but contributed to the EDCP in February 2009.

(2)	Although the EDCP allows for a discretionary contribution by the Company, no such contribution was made for 2008.

(3)	No amounts had been previously deferred into the EDCP and therefore no earnings accrued for 2008. Contributions for 2008 were made in 2009.

(4)	As of 12/31/2008 no amounts had been deferred into the EDCP.

Narrative Disclosure to the Non-Qualified Deferred Compensation Table

In 2007, the Company adopted the EDCP as a means of allowing selected individuals to defer up to 50% of their annual short-term incentive compensation. Individuals are selected to participate in the EDCP by the Compensation Committee each year. Elections to defer into the EDCP must be made by December 31 of the year prior to the year in which the short-term incentive compensation is earned. As a result, elections to defer 2008 short-term incentive compensation were made by December 31, 2007. The Company, in its discretion, may also contribute to the EDCP for participants. Participants are 100% vested in all deferrals which they contribute to the EDCP. If the Company contributes to the EDCP, it may require such contributions to be subject to vesting, or other restrictions as it may determine at that time. Amounts deferred into the EDCP are invested at the discretion of the participant in such mutual funds as the Compensation Committee may select as being available under the EDCP. At the time of deferral, the participant also elects the date on which distribution of deferrals (any Company contributions) for that year and earnings thereon are to be distributed. Distributions can be made at anytime while the participant remains an employee (but no sooner than two years after the year for which the deferral is made), upon separation from service or upon a change in control. Distributions upon separation from service may be made in lump sum or installments over 5, 10 or 15 years, as elected by the participant at the time of deferral. In service distributions and distributions made upon a change in control are made in a lump sum. Participants may also access their accounts under the EDCP in the event of an unforeseen emergency.

Potential Post-Employment and Change in Control Payments

The table below is intended to reflect only estimated incremental post-termination payments payable to a named executive officer in the event of termination of employment due to death, disability, involuntary termination without cause, or a change in control. No incremental amounts are payable upon voluntary termination of employment or termination for cause, accordingly these scenarios are not contained in the table. The benefits payable to the named executive officers under the four termination scenarios are provided in accordance with the terms of the plans and agreements described in the narrative following this table. Accordingly, the amounts in the table DO NOT include:

•	any value that would be realized upon the exercise of vested SARs or stock options (estimates of these amounts are provided above under the tabular and narrative section entitled “Outstanding Equity Awards at Fiscal Year End” on page 32), and

•	the estimated value of vested and accrued pension benefits that would be received upon any termination of employment under the Company’s pension plans except to the extent of additional service or compensation to which the individual may be entitled as a result of the arrangements described under “Continuity Agreements” in the narrative following this table (the estimated value of vested and accrued pension benefits are provided above in the section entitled “Retirement Plans” and in the table “Pension Benefits in Fiscal Year 2008” on page 35).

The amounts presented in the following table are estimates only and do not necessarily reflect the actual value of the payments and other benefits that would be received by the named executive officers, which would be known only at the time employment actually terminates and if a change in control were actually to occur. The amounts set forth below reflect what each named executive officer would receive under the termination scenarios set forth above using the following assumptions:

•	Termination of employment or change in control, as applicable, occurred on December 31, 2008.

•	Exercised all unvested SARs and received all restricted stock and performance shares that became vested upon death, disability, or a change in control, the value of which was calculated using the closing market price of the Company’s Class B Common Stock on December 31, 2008, of $32.68.

•	Declared by the Compensation Committee to have incurred a Total Disability (as defined under the Executive Plan or SMRP, as applicable) for purposes of calculating amounts due to the executive for termination based on disability.

•	There was no discretionary allowance for outplacement services under the Company’s severance policy.

Post-Employment and Change in Control Payment Table

		Equity Awards	Retirement	Tax Gross
		with	Plan Benefits	Up and
		Accelerated	(Qualified and	Welfare
	Severance	Vesting	Non-Qualified)	Benefits	Total
Name	($)(1)	($)(2)	($)(3)	($)	($)

T. H. Powers
Death	—	2,913,842	—	—	2,913,842
Disability	—	2,913,842	2,772,025	—	5,685,867
Involuntary Termination	722,699	—	—	—	722,699
Change in Control	7,830,301	2,913,842	3,926,196	5,689,660	20,359,999
D. G. Nord
Death	—	769,259	—	—	769,259
Disability	—	769,259	6,737,730	—	7,506,989
Involuntary Termination	106,629	—	—	—	106,629
Change in Control	2,936,171	769,259	3,376,183	3,115,475	10,197,088
R. W. Davies
Death	—	275,683	—	—	275,683
Disability	—	275,683	523,996	—	799,679
Involuntary Termination	551,578	—	—	—	551,578
Change in Control	1,834,979	275,683	724,259	1,347,066	4,181,987
S. H. Muse
Death	—	655,569	—	—	655,569
Disability	—	655,569	4,679,258	—	5,334,827
Involuntary Termination	484,939	—	—	—	484,939
Change in Control	1,831,061	655,569	3,452,199	2,944,865	8,883,694
G. N. Amato
Death	—	498,564	—	—	498,564
Disability	—	498,564	1,346,010	—	1,844,574
Involuntary Termination	504,174	—	—	—	504,174
Change in Control	1,707,126	498,564	2,983,029	2,562,897	7,751,616

(1)	Severance amounts for (a) involuntary termination were calculated in accordance with the terms of the Company’s severance policy, and (b) change in control were calculated in accordance with the terms of the named executive officer’s Continuity Agreement, both of which are discussed below.

(2)	Calculated in accordance with the terms of the named executive officer’s long-term incentive award grants discussed below on page 42.

(3)	Calculated as of December 31, 2008 based on a 6.50% discount rate and using the disability mortality table published in Internal Revenue Ruling 96-7. This table assumes a different life expectancy than the Pension Protection Act 2009 Optional Combined tables used to calculate the present value of accumulated benefits under the Company’s retirement plans. In the event of disability, the incremental retirement plan benefit was calculated by comparing the disability benefit to the vested accrued benefit under the qualified and non-qualified plans as of December 31, 2008.

Narrative to Post-Employment and Change in Control Payment Table

Severance Policy

The Company has a severance policy which covers the named executive officers, as well as other officers and individuals (“Eligible Individual(s)”). The severance policy provides that if an Eligible Individual’s employment is terminated (other than for cause and not in connection with a change in control), the Eligible Individual is entitled to receive salary continuation equal to 4 weeks of base salary for each full year of service, subject to a minimum of 13 weeks and a maximum of 78 weeks. In addition, upon such termination of employment, the Eligible Individual is entitled to continued group life, medical and dental benefits for the salary continuation period and a discretionary allowance for outplacement services.

The severance policy also provides benefits to Eligible Individuals in the event of a change in control, or if the Eligible Individual terminates employment for good reason within three years of a change of control. In such scenario, the Eligible Individual would be entitled to receive the present value (discounted at 120% of the short term federal rate) of the severance amounts provided under the policy. The formula in the case of corporate officers is based upon 4 weeks of base salary continuation for each full year of service, subject to a minimum of 13 weeks and a maximum of 104 weeks, with the formula amount reduced by 67% and 33%, respectively, if termination occurs in the second and third year following the change of control event. In addition, upon such termination of employment, the Eligible Individual would be entitled to (a) a short-term incentive award of no less than the individual’s STI Target for the year in which the change of control occurs, pro rated for the number of months to such termination, and (b) for the period the base salary would have been continued even though paid as a lump sum (i) various medical and health plans, and (ii) death and accidental death benefits. The reasons for which the Eligible Individual may terminate employment include: diminution in authority, reduction in compensation level, relocation, or adverse modification of benefits under short-term incentive compensation, benefit or similar plans.

However, if a named executive officer is entitled to receive change in control benefits under a Continuity Agreement (discussed below), such executive is not also eligible to receive severance benefits under the Company’s severance policy. On the other hand, if the termination of a named executive officer is not in connection with a change in control, the named executive officer is entitled to receive the benefits under the Company’s severance policy.

Continuity Agreements

The Company is a party to agreements with the named executive officers which provide severance benefits in the event of a termination of employment following certain “change in control” events (the “Continuity Agreements”). A “change in control” is generally defined as a change in the majority of the Company’s Board of Directors during any 12 month period, the acquisition by a party directly or indirectly of 30% or more of the voting power of the Company, a sale of substantially all of the Company’s assets, the acquisition by a party of more than 50% of either the voting power of the Company or the fair market value of the Company. If such event occurs, the terminated executive would receive the following benefits:

•	A lump sum amount equal to three times the sum of the executive’s annual base salary and annual short-term incentive award (as calculated under the Continuity Agreements).

•	A pro-rated portion of the executive’s annual STI Target for the year in which termination occurs.

•	Enhanced SERP Benefits. In particular, an executive who receives benefits under a Continuity Agreement will become entitled to SERP Benefits regardless of age and years of service. For the named executive officers other than Mr. Amato, their SERP Benefit will also be calculated based on the executive’s full years of service, but if the executive’s service is less than five years, the executive will be credited with at least five years of service. Mr. Amato’s SERP Benefit will be calculated based on 8 1/3 years of service. Additionally, none of the executive’s SERP Benefits will be reduced actuarially for early payment.

•	Outplacement services at a cost to the Company not exceeding 15% of the executive’s annual base salary.

•	Medical, dental, vision and life insurance coverage under the Company’s benefit plans for up to 36 months after termination.

•	All other accrued or vested benefits which the executive is entitled to under benefit plans in which the executive participates (offset by any corresponding benefits under the Continuity Agreements).

•	A gross-up payment from the Company to cover any excise taxes (and any income taxes on the gross-up amount) imposed on these severance payments and benefits as a result of their being paid in connection with a change in control. The Company will not provide a gross-up payment to cover any excise taxes if the total value of the gross-up payments and benefits is less than $50,000 higher than the greatest amount which could be paid without being subject to excise taxes (in which event such payments and benefits will be reduced by the amount of the excess).

No benefits are payable under the Continuity Agreements if a named executive officer is terminated for “cause” which includes (a) continued and willful failure to perform the executive’s duties after receipt of a written demand to perform, (b) gross misconduct materially and demonstrably injurious to the Company and (c) conviction of, or plea of nolo contendere to, a felony, or if the named executive officer terminates other than employment for “good reason” which includes (a) material and adverse diminution in the executive’s duties and responsibilities, (b) reduction in cash compensation or failure to annually increase base salary, (c) relocation of the executive’s workplace to a location that is more than 35 miles from the executive’s workplace as of the date immediately prior to the change in control, and (d) in the case of Messrs. Powers and Davies, any election by the executive to terminate employment during a thirty-day period following the first anniversary of the change in control (or, for Mr. Powers only, following his 65th birthday).

Messrs. Powers and Davies are allowed to terminate their employment voluntarily during any thirty day period following the first anniversary of a change in control. This provision was designed to require the Company’s highest level executives to stay on for at least a year (or, if earlier to age 65 in the case of Mr. Powers) following a change in control. At the time Messrs. Powers and Davies originally entered into their Continuity Agreements in 1999, the Company believed that a change in control would likely result in an immediate adverse diminution of these executive’s duties or status, thus they would immediately have a constructive termination and would be able to receive severance benefits at such time. However, upon further review in 2005, the Company thought that the continued services of management might be desirous following a change in control in order to provide for a better transition. Accordingly, in 2005 the agreements were modified to provide that no diminution of duties would be deemed to have occurred solely due to the Company ceasing to be a public company or becoming a wholly owned subsidiary of another company, thereby eliminating an automatic constructive termination of the executives just by reason of a change in control. In addition, these executives were allowed the right to terminate their employment for any reason during the thirty day period following the first anniversary of a change in control, which preserved their walk away rights and still provided any acquirer with a possible transition of services. Mr. Powers also has the right to terminate at sixty-five if earlier, as that was a provision his predecessor had under his Continuity Agreement and the Board wanted to ensure that Mr. Powers’ agreement was substantially similar to his predecessor’s.

The Company has established a grantor trust to secure the benefits to be provided under the Continuity Agreements, the Executive Plan, SMRP and Restoration Plan, and other plans maintained by the Company for the benefit of members of the Company’s senior management.

LTI Plans

The Company’s LTI Plans provide for the accelerated vesting of all restricted stock, SARs, stock options (other than incentive stock options granted on or after January 1, 1987) and performance share awards in the event of a “change of control” as defined in the LTI Plans.

In the event of retirement, a named executive officer who meets the Rule of 70 is entitled to an extended vesting and exercise period for their unvested performance shares and SARs. In the case of stock options, a named executive officer who is deemed to have retired with the consent of the Company is also eligible for an extended vesting and exercise period. The following table sets forth the exercise periods for performance shares, SARs and stock options upon the termination of a named executive officer with and without extended vesting and exercisability:

	Exercise Period	Exercise Period
Award Type	(Without Extended Vesting)	(With Retirement Extended Vesting)

Performance Shares(1)	Unvested performance shares forfeited.	Entitled to receive pro-rata portion of shares named executive officer would have received had he or she not retired.
SARs	Exercisable until the earlier of: (i) 90 days following date of termination of employment, or (ii) the tenth anniversary of the grant date.	Exercisable until the tenth anniversary of the grant date.
Stock Options	Exercisable until the earlier of: (i) the date of expiration stated in the grant, or (ii) the close of business 3 months after the date of termination of employment.	Grants made prior to 2004, exercisable until later of:
(i) 3 years after date of retirement, or
(ii) 12 months after death if death occurs within 3 years after the date of retirement. However, not later than exercise period stated in grant. Grants made in 2004 exercisable until the tenth anniversary of the grant date.

(1)	Assumes satisfaction of performance criteria.

SERP Benefit Plans

Certain provisions of the Executive Plan and SMRP do not take effect until the occurrence of certain change of control events. Among others, provisions in the Executive Plan and SMRP providing for the (i) suspension, reduction or termination of benefits in cases of gross misconduct by a participant (as determined in the sole discretion of the Compensation Committee); (ii) forfeiture of benefits if a retired participant engages in certain proscribed competitive activities; (iii) reduction in benefits upon the early retirement of a participant; and (iv) offset of amounts which a participant may then owe the Company against amounts then owing the participant under the Executive Plan and SMRP are automatically deleted upon the occurrence of a change of control event. In addition, neither a participant’s years of service with the Company (as calculated for the purpose of determining eligibility for SERP Benefits ), nor SERP Benefits accrued prior to the change of control event, may be reduced after the occurrence of a change of control event. If a participant’s employment is terminated after a change of control, unless the participant elects to receive a distribution of SERP Benefits in installment payments, the participant will receive payment of SERP Benefits in one lump sum (utilizing actuarial assumptions established in the Executive Plan and SMRP) within 10 days after termination.

Compensation of Directors

The Nominating and Corporate Governance Committee annually reviews the status of the Company’s Non-Management Director compensation in relation to other U.S. companies of comparable size and the Company’s competitors. Such review considers all forms of compensation for the Company’s Non-Management Directors. The Nominating and Corporate Governance Committee is supported in this review by Exequity, who provides compensation consultation and competitive benchmarking. Following the review, the Nominating and Corporate Governance Committee recommends any changes in Non-Management Director compensation to the Chairman of the Board, who places such proposal on the agenda for the Board’s next meeting. After a full discussion, the Board approves or disapproves the Nominating and Corporate Governance Committee’s recommendation.

The following table provides information concerning the aggregate cash and other compensation paid to or accrued by the Company for Non-Management Directors for service rendered on the Company’s Board of Directors during fiscal year 2008. Mr. Powers receives no compensation beyond that described above for his service as a Director.

Director Compensation Table for Fiscal Year 2008

	Fees
	Earned or
	Paid in	Stock	All Other
	Cash	Awards	Compensation	Total
Name	($)(1)	($)(2)	($)(3)(4)(5)	($)

E. Richard Brooks	$110,000	$23,600	$424,193	$557,793
George W. Edwards, Jr.	112,000	23,600	4,318	139,918
Anthony J. Guzzi	104,000	23,600	4,318	131,918
Joel S. Hoffman	108,000	23,600	4,318	135,918
Andrew McNally IV	112,000	23,600	4,318	139,918
Daniel J. Meyer	116,000	23,600	404,965	544,565
G. Jackson Ratcliffe	104,000	23,600	89,253	216,853
Richard J. Swift	106,000	23,600	4,318	133,918
Daniel S. Van Riper	108,000	23,600	318	131,918

(1)	Includes the following amounts deferred and held under the Company’s Deferred Plan for Directors: Mr. Brooks — $55,000, Mr. Guzzi — $104,000, Mr. Hoffman — $21,600, Mr. Meyer — $35,000, Mr. Swift — $60,000, and Mr. Van Riper — $60,000.

(2)	Amounts in this column represent the expense recognized by the Company in the Company’s Consolidated Statement of Income for 2008 under SFAS 123(R) for 750 shares of restricted stock granted in 2008. Pursuant to SEC rules the amount of compensation expense was calculated excluding forfeiture assumptions. The total grant date fair value of such awards was $35,400. The assumptions used to value these awards and determine the annual expense are disclosed in Note 18 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K. Such shares were granted on May 5, 2008 and are forfeitable if the Director’s service terminates for reasons other than death prior to the regularly scheduled Annual Meeting of Shareholders to be held on May 4, 2009. Such shares also vest and become nonforfeitable in full upon a Director’s death or a change in control (as defined in the 2005 Incentive Award Plan). Except for stock units under the Company ’s Deferred Plan for Directors, none of the Non-Management Directors hold any other form of equity compensation.

The following represents stock units (each stock unit consisting of one share each of Class A Common Stock and Class B Common Stock) held by each Non-Management Director under the Company’s Deferred Plan for Directors:

Aggregate No. of
Stock Units Held
at Year End
(#)

E. Richard Brooks	9,049
George W. Edwards, Jr.	16,198
Anthony J. Guzzi	2,416
Joel S. Hoffman	20,112
Andrew McNally IV	33,261
Daniel J. Meyer	12,860
G. Jackson Ratcliffe	—
Richard J. Swift	2,985
Daniel S. Van Riper	5,462

In 2008, Mr. Ratcliffe exercised 132,000 options that were granted to him when he was an employee of the Company for a realized value of $828,432.

(3)	Includes the Company’s payment of $318 for life and business travel accident insurance premiums for each Director.

(4)	Includes a Company matching contribution to an eligible educational institution under The Harvey Hubbell Foundation Educational Matching Gifts Program in the following amounts: Mr. Brooks — $4,000, Mr. Edwards — $4,000, Mr. Guzzi — $4,000, Mr. Hoffman — $4,000, Mr. McNally — $4,000, Mr. Meyer — $3,000, Mr. Ratcliffe — $4,000, and Mr. Swift — $4,000.

(5)	Includes the following lump sum distributions of accrued benefits under the Company’s Retirement Plan for Directors, which plan closed effective December 31, 2007: Mr. Brooks — $419,875, Mr. Meyer — $401,647, and Mr. Ratcliffe — $84,935.

Narrative to Director Compensation Table

Annual Compensation

Annual compensation for each Non-Management Director for 2008 consisted of the following:

•	A retainer of $60,000

•	An additional retainer of $10,000 for each Committee Chair

•	Board and Board Committee meeting fees of $2,000

•	A restricted share grant of 750 shares of Class B Common Stock after each annual meeting of shareholders which will vest at the next year’s annual meeting of shareholders provided that the director is still serving as a director at the time of the meeting. The 2008 share grant was made on May 5, 2008, the date of the annual meeting of shareholders, to each Non-Management Director who was re-elected or first elected to the Board, subject to forfeiture if the Director’s service terminates other than by reason of death prior to the date of the next regularly scheduled annual meeting of shareholders.

Deferred Plan for Directors

The Company and all current Directors (other than Messrs. Powers and Ratcliffe) have entered into an agreement to defer receipt of all or a portion of such fees pursuant to a deferred compensation agreement providing for payment of the fees in stock units (each stock unit consisting of one share each of the Company’s Class A Common Stock and Class B Common Stock) or credited with interest at the prime rate as in effect at the Company’s principal commercial bank on the date immediately following the quarterly directors’ meeting, subject to certain terms and conditions of the Company’s Deferred Plan for Directors under which the fees are deferred. Messrs. Edwards and McNally no longer defer such fees, having exceeded the Company’s stock ownership guidelines described below. In 2008, Directors were given a one-time election to receive all or part of their accounts under the Deferred Plan for Directors in 2009. Otherwise a Director’s accounts are paid only after termination of his service with the Company. Dividend equivalents are paid on the stock units and are converted into additional stock units. Distributions are made in either a lump sum or in installment payments, at the Director’s election.

Certain provisions of the Company’s Deferred Plan for Directors do not take effect until the occurrence of certain “change of control” events, as defined in the plan. After the occurrence of a change of control event, the plan may not be amended without the prior written consent of an affected participant and no termination of the plan shall have the effect of reducing any benefits accrued under the plan prior to such termination. Further, in the event of a change of control, all amounts credited to a Director’s account shall be paid in a lump sum, with amounts credited as stock units immediately converted into a right to receive cash. If the Board anticipates a change in control occurring, then the Company’s Deferred Plan for Directors requires the Company to fund a grantor trust for the purpose of holding assets in respect of the Company’s obligations to make payments, after a change of control. The Company has established a grantor trust to secure the benefits to be provided under the Company’s Deferred Plan for Directors, but has yet to fund any such benefits into the trust.

Stock Ownership Guidelines for Directors

The Company has adopted stock ownership guidelines for all Directors. Under these guidelines, all Directors shall make a good faith effort to own, or acquire within five (5) years of first becoming subject to the stock ownership guidelines, shares of common stock of the Company (including share units under the Company’s Deferred Compensation Plan for Directors, or any successor plan) having a market value, based upon the aggregate purchase price, of at least three (3) times the average base annual retainer paid to such Director in the following five (5) years. In addition, Directors who are first standing for election are encouraged to own 1,000 shares of any class, or a combination of classes of the Company’s common stock prior to the filing of the proxy statement for the meeting at which the Director is scheduled to be elected. The stock ownership guidelines for directors are more fully described in the Company’s Guidelines which can be found on its website at www.hubbell.com.

RATIFICATION OF THE SELECTION OF AND
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

General

The selection of independent registered public accountants to examine the financial statements of the Company made available or transmitted to shareholders and filed with the SEC for the year 2009 is to be submitted to the meeting for ratification or rejection as a matter of good governance. PricewaterhouseCoopers LLP, 300 Atlantic Street, Stamford, Connecticut, has been selected by the Audit Committee of the Board of Directors of the Company to examine such financial statements.

PricewaterhouseCoopers LLP have been independent registered public accountants of the Company for many years. The Company has been advised that a representative of PricewaterhouseCoopers LLP will attend the Annual Meeting of Shareholders to respond to appropriate questions and will be afforded the opportunity to make a statement if the representative so desires.

The aggregate fees for professional services provided by PricewaterhouseCoopers LLP to the Company and its subsidiaries for the years ended December 31, 2008 and 2007, were as follows:

	2008	2007

Audit Fees	$2,175,600	$2,104,300
Audit-Related Fees	311,800	300,400
Tax Fees	239,400	127,800
All Other Fees	104,500	4,700

Total Fees	$2,831,300	$2,537,200

Audit Fees consist of fees for professional services rendered for the audits of (i) the Company’s consolidated annual financial statements; and (ii) the effectiveness of internal control over financial reporting. Audit Fees also include review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under Audit Fees. This category includes fees principally related to financial due diligence and audits of employee benefit plans in 2008 and 2007.

Tax Fees include domestic and international income tax planning assistance, expatriate individual tax return preparation work, and foreign entity compliance services.

All Other Fees consist of fees for products and services other than the services reported above. These services include fees related to the Company’s debt offering and technical publications purchased from the independent registered public accountants.

The Audit Committee considered whether the rendering of non-audit services by PricewaterhouseCoopers LLP to the Company is compatible with maintaining their independence and concluded that the non-audit services rendered would not compromise their independence.

The Company’s Audit and Non-Audit Services Pre-Approval Policy (“Services Policy”) sets forth the policies and procedures by which the Audit Committee reviews and approves all services to be provided by PricewaterhouseCoopers LLP prior to retaining the firm. In developing these policies and procedures, the Audit Committee took into consideration the need to ensure the independence of PricewaterhouseCoopers LLP while recognizing that PricewaterhouseCoopers LLP may possess the expertise on certain matters that best positions it to provide the most effective and efficient services on certain matters unrelated to accounting and auditing. On balance, the Audit Committee will only pre-approve the services that it believes enhance the Company’s ability to manage or control risk. The Audit Committee was also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services and may determine, for each fiscal year, the appropriate ratio between the total amount of fees for audit, audit-related and tax services, and the total amount of fees for permissible non-audit services (excluding tax services). The Services Policy provides for the pre-approval by the Audit Committee of described services to be performed, such as audit, audit-related, tax and other permissible non-audit services. The term of any pre-approval is twelve months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise. Any proposed services exceeding pre-approval or budgeted amounts also requires pre-approval by the Audit Committee. In the interim periods during which the Audit Committee is not scheduled to meet, the Chairman of the Audit Committee can authorize spending which exceeds pre-approved cost levels or budgeted amounts. As part of the process, the Audit Committee shall consider whether such services are consistent with SEC rules and regulations on auditor independence.

If the proposal to ratify the selection of PricewaterhouseCoopers LLP is not approved by the shareholders, or if prior to the 2010 Annual Meeting of Shareholders, PricewaterhouseCoopers LLP declines to act or otherwise becomes incapable of acting, or if its services are discontinued by the Audit Committee of the Board of Directors, then the Audit Committee of the Board of Directors will appoint other independent registered public accountants whose services for any period subsequent to the 2010 Annual Meeting of Shareholders will be subject to ratification by the shareholders at that meeting.

Audit Committee Report

The Audit Committee of the Board of Directors is comprised of independent Directors functioning in accordance with a written charter (the “Charter”) adopted and approved by the Board of Directors in May, 2000, which Charter is reviewed annually by the Audit Committee, and was last amended by the Board of Directors, effective December 7, 2004. As provided in the Charter, the Audit Committee assists the Company’s Directors in fulfilling their responsibilities relating to corporate accounting, the quality and integrity of the Company’s financial reports, and the Company’s reporting practices. The functions of the Audit Committee are further described elsewhere in this Proxy Statement (see page 12).

In connection with the discharge of its responsibilities, the Audit Committee has taken a number of actions, including, but not limited to, the following:

•	the Audit Committee reviewed and discussed with management and the independent registered public accountants the Company’s audited financial statements;

•	the Audit Committee discussed with the independent registered public accountants the matters required to be discussed by Statements on Auditing Standards Nos. 61 and 90 (Communication with Audit Committees); and

•	the Audit Committee received from the independent registered public accountants the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the Audit Committee concerning independence, discussed their independence with them and satisfied itself as to the independence of the independent registered public accountants.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

Audit Committee

Daniel J. Meyer, Chairman
E. Richard Brooks
Anthony J. Guzzi
Joel S. Hoffman
Richard J. Swift
Daniel S. Van Riper

The affirmative vote of a majority of the votes cast by the holders of the outstanding shares of the Class A Common Stock and Class B Common Stock, all voting as a single class (provided that holders of shares representing a majority of the votes entitled to be cast actually cast votes) is required to ratify the selection of PricewaterhouseCoopers LLP as independent registered public accountants of the Company. Abstentions and broker non-votes will not affect the voting results although they will have the practical effect of reducing the likelihood that shares representing a majority of the votes entitled to be cast will in fact be cast.

The Board of Directors Unanimously Recommends that the Shareholders Vote “FOR” the Ratification of the Selection of PricewaterhouseCoopers LLP.

GENERAL

The expense of this solicitation is to be borne by the Company. The Company may also reimburse persons holding shares in their names or in the names of their nominees for their expenses in sending proxies and proxy material to their principals. The Company has retained D. F. King & Co., Inc. to assist in the solicitation of proxies, at an estimated cost of $10,000, plus reasonable expenses.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers (as defined), Directors and persons owning more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership of all equity and derivative securities of the

Company with the SEC and the NYSE. SEC regulations also require that a copy of all Section 16(a) forms filed be furnished to the Company by its officers, Directors and greater than ten-percent shareholders.

Based solely on a review of the copies of such forms and related amendments received by the Company and, where applicable, written representations from the Company’s officers and Directors that no Form 5s were required to be filed, the Company believes that during and with respect to fiscal year 2008 all Section 16(a) filing requirements applicable to its officers, Directors and beneficial owners of more than ten percent of any class of its equity securities were met.

Review and Approval of Related Person Transactions

The Company reviews all relationships and transactions in which the Company and its Directors and executive officers or their immediate family members participate to determine whether such persons have a direct or indirect material interest. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s proxy statement. In addition, the Nominating and Corporate Governance Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. See also the discussion under “Director Independence” above on page 9.

SHAREHOLDER PROPOSALS FOR THE
2010 ANNUAL MEETING

Shareholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials.  Shareholder proposals to be considered for inclusion in the Company’s proxy materials related to the 2010 Annual Meeting of Shareholders pursuant to Rule 14a-8 (“Rule 14a-8”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by the Company no later than November 19, 2009.

Shareholder Proposals Not Intended to be Included in the Proxy Materials Related to the 2010 Annual Meeting.  The Company’s By-Laws contain time limitations, procedures and requirements relating to director nominations or other shareholder proposals not intended to be included in the Company’s proxy materials related to the 2010 Annual Meeting of Shareholders pursuant to Rule 14a-8. Such nominations or proposals (assuming the 2010 Annual Meeting of Shareholders is not held more than twenty days before or more than seventy days after May 4, 2010) must be received by the Company no earlier than February 3, 2010 and no later than February 23, 2010 or else management’s proxies will retain the power to vote proxies received for the 2010 Annual Meeting of Shareholders in their discretion with respect to such proposals received later than February 23, 2010, assuming such a meeting date, and proposals where the proponent does not comply with Exchange Act Rule 14a-4(c)(2).

For additional information on the time limitations and requirements relating to director nominations or other shareholder proposals, see the sections entitled “Director Nominations” and “Shareholder Nominations for Director” beginning on page 13 of this Proxy Statement or the Company’s By-Laws. The Company’s By-Laws can be viewed on its website at www.hubbell.com.

By Order of the Board of Directors

Hubbell Incorporated

Orange, Connecticut
March 16, 2009

PROXY
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
HUBBELL INCORPORATED
For Annual Meeting of Shareholders, May 4, 2009
(For Shares of Class A Common Stock)
The undersigned hereby appoints each of TIMOTHY H. POWERS and RICHARD W. DAVIES as proxies of the undersigned, with full power of substitution, to vote the shares of the undersigned in Hubbell Incorporated at the annual meeting of its shareholders and at any adjournment thereof upon the matters set forth in the notice of meeting and proxy statement for the 2009 annual meeting of shareholders and upon all other matters properly coming before said meeting or any adjournment thereof. This proxy will be voted FOR the election of the directors and FOR Proposal 2, unless a contrary specification is made, in which case it will be voted in accordance with such specification.
(Continued and to be signed on the other side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

▲ FOLD AND DETACH HERE▲
YOUR VOTE IS IMPORTANT!
You can vote in one of three ways:
1.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
or
2.	Call TOLL FREE 1-866-540-5760 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.
or
3.	Vote by Internet at our Internet Address: http://www.proxyvoting.com/hub
PLEASE VOTE TODAY
You can access, view and download this year’s Annual Report and Proxy Statement at http://bnymellon.mobular.net/bnymellon/HUB.
PX43376

FOR SHARES OF CLASS A COMMON STOCK

Please mark your votes as indicated in this example	☒
The Board of Directors recommends that you vote FOR the election of all the nominees in Proposal 1 and FOR Proposal 2.

		FOR all nominees	WITHHOLD
		listed below (except	AUTHORITY
PROPOSAL 1.		as marked to the	to vote for all
ELECTION OF DIRECTORS:		contrary below).	nominees listed below.

01 E. BROOKS 02 G. EDWARDS 03 A. GUZZI 04 J. HOFFMAN 05 A. MCNALLY IV	06 T. POWERS 07 G. RATCLIFFE 08 R. SWIFT 09 D. VAN RIPER	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

	FOR	AGAINST	ABSTAIN
Proposal 2.—Ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accountants for the year 2009.	☐	☐	☐

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

NOTE: Please sign exactly as your name or names appear hereon. Persons signing in a representative capacity should indicate their capacity.
▲ FOLD AND DETACH HERE▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Hubbell Incorporated

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 4, 2009.
The Proxy Statement and Annual Report on Form 10-K are available at: http://bnymellon.mobular.net/bnymellon/hub

BY INTERNET
http://www.proxyvoting.com/hub
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR

BY TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
OR

BY MAIL
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

PX43376

PROXY
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
HUBBELL INCORPORATED
For Annual Meeting of Shareholders, May 4, 2009
(For Shares of Class B Common Stock)
The undersigned hereby appoints each of TIMOTHY H. POWERS and RICHARD W. DAVIES as proxies of the undersigned, with full power of substitution, to vote the shares of the undersigned in Hubbell Incorporated at the annual meeting of its shareholders and at any adjournment thereof upon the matters set forth in the notice of meeting and proxy statement for the 2009 annual meeting of shareholders and upon all other matters properly coming before said meeting or any adjournment thereof. This proxy will be voted FOR the election of the directors and FOR Proposal 2, unless a contrary specification is made, in which case it will be voted in accordance with such specification.
(Continued and to be signed on the other side.)

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments	P.O. BOX 3550
(Mark the corresponding box on the reverse side)	SOUTH HACKENSACK, NJ 07606-9250

▲ FOLD AND DETACH HERE ▲
YOUR VOTE IS IMPORTANT!
You can vote in one of three ways:
1.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
or
2.	Call TOLL FREE 1-866-540-5760 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.
or
3.	Vote by Internet at our Internet Address: http://www.proxyvoting.com/hub
PLEASE VOTE TODAY
You can access, view and download this year’s Annual Report and Proxy Statement at http://bnymellon.mobular.net/bnymellon/HUB.
43671-bl

FOR SHARES OF CLASS B COMMON STOCK

							Please mark	☒
your votes as
indicated in
this example

The Board of Directors recommends that you vote FOR the election of all the nominees in Proposal 1 and FOR Proposal 2.

		FOR all nominees	WITHHOLD AUTHORITY
		listed below (except	to vote for all nominees listed below.
PROPOSAL 1.		as marked to the contrary below).
ELECTION OF DIRECTORS:						FOR	AGAINST	ABSTAIN
				Proposal 2. –	Ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accountants for the year 2009.	☐	☐	☐
01 E. BROOKS 02 G. EDWARDS 03 A. GUZZI 04 J. HOFFMAN 05 A. MCNALLY IV	06 T. POWERS 07 G. RATCLIFFE 08 R. SWIFT 09 D. VAN RIPER	☐	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)
Choose MLinkSMfor fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

				Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

NOTE: Please sign exactly as your name or names appear hereon. Persons signing in a representative capacity should indicate their capacity.
▲ FOLD AND DETACH HERE▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Hubbell Incorporated

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 4, 2009.The Proxy Statement and Annual Report on Form 10-K are available at: http://bnymellon.mobular.net/bnymellon/hub

BY INTERNET
http://www.proxyvoting.com/hub
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR
BY TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

BY MAIL
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.